Exhibit 10.24

PURCHASE AND ASSUMPTION AGREEMENT
WHOLE BANK
ALL DEPOSITS
AMONG
FEDERAL DEPOSIT INSURANCE CORPORATION,
RECEIVER OF FIRST PEOPLES BANK,
PORT ST. LUCIE, FLORIDA
FEDERAL DEPOSIT INSURANCE CORPORATION
and
PREMIER AMERICAN BANK, N.A., MIAMI, FLORIDA
DATED AS OF
JULY 15, 2011

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

PURCHASE AND ASSUMPTION AGREEMENT
TABLE OF CONTENTS

ARTICLE I. GENERAL	1

1.1 Purpose	1
1.2 Shared-Loss Agreements	1
1.3 Defined Terms	2

ARTICLE II. ASSUMPTION OF LIABILITIES	9

2.1 Liabilities Assumed by Assuming Institution	9
2.2 Interest on Deposit Liabilities	11
2.3 Unclaimed Deposits	11
2.4 Employee Plans	11

ARTICLE III. PURCHASE OF ASSETS	12

3.1 Assets Purchased by the Assuming Institution	12
3.2 Asset Purchase Price	12
3.3 Manner of Conveyance; Limited Warranty; Nonrecourse; Etc	12
3.4 Puts of Assets to the Receiver	13
3.5 Assets Not Purchased by Assuming Institution	15
3.6 Retention or Repurchase of Assets Essential to Receiver	16
3.7 Receiver’s Offer to Sell Withheld Loans	17

ARTICLE IV. ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS	18

4.1 Continuation of Banking Business	18
4.2 Credit Card Business	18
4.3 Safe Deposit Business	18
4.4 Safekeeping Business	18
4.5 Trust Business	19
4.6 Bank Premises	19
4.7 Agreement with Respect to Leased Data Management Equipment	23
4.8 Certain Existing Agreements	24
4.9 Informational Tax Reporting	24
4.10 Insurance	25
4.11 Office Space for Receiver and Corporation; Certain Payments	25
4.12 Continuation of Group Health Plan Coverage for Former Employees of the Failed Bank	26
4.13 Interim Asset Servicing	27
4.14 [RESERVED]	27
4.15 Loss Sharing	27

ARTICLE V. DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK	27

5.1 Payment of Checks, Drafts, Orders and Deposits	27
5.2 Certain Agreements Related to Deposits	27
5.3 Notice to Depositors	28

ARTICLE VI. RECORDS	28

6.1 Transfer of Records	28
6.2 Transfer of Assigned Records	28
6.3 Preservation of Records	28
6.4 Access to Records; Copies	29
6.5 Right of Receiver or Corporation to Audit	29

ARTICLE VIII. BID; INITIAL PAYMENT	30

ARTICLE VIII. ADJUSTMENTS	30

8.1 Pro Forma Statement	30
8.2 Correction of Errors and Omissions; Other Liabilities	30
8.3 Payments	31
8.4 Interest	31
8.5 Subsequent Adjustments	31

ARTICLE IX. CONTINUING COOPERATION	31

9.1 General Matters	31
9.2 Additional Title Documents	31
9.3 Claims and Suits	31
9.4 Payment of Deposits	32
9.5 Withheld Payments	32
9.6 Proceedings with Respect to Certain Assets and Liabilities	33
9.7 Information	33
9.8 Tax Ruling	33

ARTICLE X. CONDITION PRECEDENT	33

ARTICLE XI. REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION	34

11.1 Corporate Existence and Authority	34
11.2 Third Party Consent	34
11.3 Execution and Enforceability	34
11.4 Compliance with Law	34
11.5 Insured or Guaranteed Loans	35
11.6 Representations Remain True	35
11.7 No Reliance; Independent Advice	35

ARTICLE XII. INDEMNIFICATION	35

12.1 Indemnification of Indemnitees	35
12.2 Conditions Precedent to Indemnification	38
12.3 No Additional Warranty	39
12.4 Indemnification of Receiver and Corporation	39
12.5 Obligations Supplemental	40
12.6 Criminal Claims	40
12.7 Limited Guaranty of the Corporation	40
12.8 Subrogation	40

ARTICLE XIII. MISCELLANEOUS	40

13.1 Expenses	40
13.2 Waiver of Jury Trial	41

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

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13.3 Consent; Determination or Discretion	41
13.4 Rights Cumulative	41
13.5 References	41
13.6 Notice	41
13.7 Entire Agreement	42
13.8 Counterparts	42
13.9 Governing Law	42
13.10 Successors	43
13.11 Modification	43
13.12 Manner of Payment	43
13.13 Waiver	43
13.14 Severability	43
13.15 Term of Agreement	43
13.16 Survival of Covenants, Etc	44
SCHEDULES
EXHIBITS

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

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PURCHASE AND ASSUMPTION AGREEMENT
WHOLE BANK
ALL DEPOSITS
     THIS AGREEMENT, made and entered into as of the 15th day of July, 2011, by and among the FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF FIRST PEOPLES BANK, PORT ST. LUCIE, FLORIDA (the “Receiver”), PREMIER AMERICAN BANK, N.A., organized under the laws of the United States of America and having its principal place of business in MIAMI, FLORIDA (the “Assuming Institution”), and the FEDERAL DEPOSIT INSURANCE CORPORATION, organized under the laws of the United States of America and having its principal office in Washington, D.C., acting in its corporate capacity (the “Corporation”).
R E C I T A L S
A. On the Bank Closing Date, the Chartering Authority closed First Peoples Bank (the “Failed Bank”) pursuant to applicable law and the Corporation was appointed Receiver thereof.
B. The Assuming Institution desires to purchase certain assets and assume certain deposits and other liabilities of the Failed Bank on the terms and conditions set forth in this Agreement.
C. Pursuant to 12 U.S.C. § 1823(c)(2)(A), the Corporation may provide assistance to the Assuming Institution to facilitate the transactions contemplated by this Agreement, which assistance may include indemnification pursuant to Article XII.
D. The Board of Directors of the Corporation (the “Board”) has determined to provide assistance to the Assuming Institution on the terms and subject to the conditions set forth in this Agreement.
E. The Board has determined pursuant to 12 U.S.C. § 1823(c)(4)(A) that such assistance is necessary to meet the obligation of the Corporation to provide insurance coverage for the insured deposits in the Failed Bank and is the least costly to the deposit insurance fund of all possible methods for meeting such obligation.
NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the parties hereto agree as follows:
A G R E E M E N T
ARTICLE I. GENERAL.
     1.1. Purpose. The purpose of this Agreement is to set forth requirements regarding, among other things, the terms and conditions on which the Assuming Institution purchases certain assets and assumes certain liabilities of the Failed Bank.
     1.2. Shared-Loss Agreements. If me Receiver and me Assuming Institution desire to share losses and recoveries on certain acquired assets, a Shared-Loss Agreement or Shared-Loss Agreements are attached hereto as Exhibit 4.15A and/or Exhibit 4.15B, as applicable, and will

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

govern the terms of any such shared-loss arrangement. To the extent that any inconsistencies may arise between the terms of this Agreement and a Shared-Loss Agreement with respect to the subject matter of a Shared-Loss Agreement, the terms of the applicable Shared-Loss Agreement shall control.
     1.3. Defined Terms. Capitalized terms used in this Agreement shall have the meanings set forth or referenced in this Section 1.3. As used herein, words imparting the singular include the plural and vice versa.
     “Acquired Subsidiary” or “Acquired Subsidiaries” means one or more, as applicable, Subsidiaries of the Failed Bank acquired pursuant to Section 3.1.
     “Affiliate” of any Person means any director, officer, or employee of that Person and any other Person (i) who is directly or indirectly controlling, or controlled by, or under direct or indirect common control with, such Person, or (ii) who is an affiliate of such Person as the term “affiliate” is defined in § 2(k) of the Bank Holding Company Act of 1956, as amended, 12 U.S.C. §1841.
     “Agreement” means this Purchase and Assumption Agreement by and among the Assuming Institution, the Corporation and the Receiver, as amended or otherwise modified from time to time.
     “Assets” means all assets of the Failed Bank purchased pursuant to Section 3.1. Assets owned by Subsidiaries of the Failed Bank are not “Assets” within the meaning of this definition by virtue of being owned by such Subsidiaries.
     “Assumed Deposits” means Deposits.
     “Assuming Institution” has the meaning set forth in the introduction to this Agreement.
     “Bank Closing Date” means the close of business of the Failed Bank on the date on which the Chartering Authority closed such institution.
     “Bank Premises” means the banking buildings, drive-in banking facilities, teller facilities (staffed or automated), storage and service facilities, structures connecting remote facilities to banking houses, land on which the foregoing are located and unimproved land, together with any adjacent parking, that are owned or leased by the Failed Bank and that have formerly been utilized, are currently utilized, or are intended to be utilized in the future by the Failed Bank as shown on the Failed Bank Records as of the Bank Closing Date.
     “Bid Amount” has the meaning set forth in Article VII.
     “Bid Valuation Date” means March 30, 2011.
     “Board” has the meaning set forth in Recital D.
     “Book Value” means, with respect to any Asset and any Liability Assumed, the dollar amount thereof stated on the Failed Bank Records. The Book Value of any item shall be determined as of the Bank Closing Date after adjustments made by the Receiver for differences in accounts, suspense items, unposted debits and credits and other similar adjustments or

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

corrections and for setoffs, whether voluntary or involuntary. The Book Value of an Acquired Subsidiary shall be determined from the investment in subsidiary and related accounts on the “bank only” (unconsolidated) balance sheet of the Failed Bank based on the equity method of accounting. Without limiting the generality of the foregoing, (i) the Book Value of a Liability Assumed shall include all accrued and unpaid interest thereon as of the Bank Closing Date, and (ii) the Book Value of a Loan shall reflect adjustments for earned interest, or unearned interest (as it relates to the “rule of 78s” or add-on-interest loans, as applicable), if any, as of the Bank Closing Date, adjustments for the portion of earned or unearned loan-related credit life and/or disability insurance premiums, if any, attributable to the Failed Bank as of the Bank Closing Date, and adjustments for Failed Bank Advances, if any, in each case as determined for financial reporting purposes. The Book Value of an Asset shall not include any adjustment for loan premiums, discounts or any related deferred income, fees or expenses, or general or specific reserves on the Failed Bank Records.
     “Business Day” means a day other than a Saturday, Sunday, Federal legal holiday or legal holiday under the laws of the State where the Failed Bank is located, or a day on which the principal office of the Corporation is closed.
     “Chartering Authority” means (i) with respect to a national bank, the Office of the Comptroller of the Currency, (ii) with respect to a Federal savings association or savings bank, the Office of Thrift Supervision, (iii) with respect to a bank or savings institution chartered by a State, the agency of such State charged with primary responsibility for regulating and/or closing banks or savings institutions, as the case may be, (iv) the Corporation in accordance with 12 U.S.C. § 1821(c)(4), with regard to self appointment, or (v) the appropriate Federal banking agency in accordance with 12 U.S.C. § 1821(c)(9).
     “Commitment” means the unfunded portion of a line of credit or other commitment reflected on the books and records of the Failed Bank to make an extension of credit (or additional advances with respect to a Loan) that was legally binding on the Failed Bank as of the Bank Closing Date, other than extensions of credit pursuant to the credit card business and overdraft protection plans of the Failed Bank, if any.
     “Corporation” has the meaning set forth in the introduction to this Agreement.
     “Counterclaim” has the meaning set forth in Section 12.1 (b).
     “Credit Documents” means the agreements, instruments, certificates or other documents at any time evidencing or otherwise relating to, governing or executed in connection with or as security for, a Loan, including without limitation notes, bonds, loan agreements, letter of credit applications, lease financing contracts, banker’s acceptances, drafts, interest protection agreements, currency exchange agreements, repurchase agreements, reverse repurchase agreements, guarantees, deeds of trust, mortgages, assignments, security agreements, pledges, subordination or priority agreements, lien priority agreements, undertakings, security instruments, certificates, documents, legal opinions, participation agreements and intercreditor agreements, and all amendments, modifications, renewals, extensions, rearrangements, and substitutions with respect to any of the foregoing.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

     “Credit File” means all Credit Documents and all other credit, collateral or insurance documents in the possession or custody of the Assuming Institution, or any of its Subsidiaries or Affiliates, relating to an Asset or a Loan included in a Put Notice, or copies of any such documents.
     “Deposit” means a deposit as defined in 12 U.S.C. § 1813(1), including without limitation, outstanding cashier’s checks and other official checks and all uncollected items included in the depositors’ balances and credited on the books and records of the Failed Bank; provided that the term “Deposit” shall not include all or any portion of those deposit balances which, in the discretion of the Receiver or the Corporation, (i) may be required to satisfy it for any liquidated or contingent liability of any depositor arising from an unauthorized or unlawful transaction, or (ii) may be needed to provide payment of any liability of any depositor to the Failed Bank or the Receiver, including the liability of any depositor as a director or officer of the Failed Bank, whether or not the amount of the liability is or can be determined as of the Bank Closing Date.
     “Deposit Secured Loan” means a loan in which the only collateral securing the loan is Assumed Deposits or deposits at other insured depository institutions.
     “Electronically Stored Information” means any system backup tapes, any electronic mail (whether on an exchange or other similar system), any data on personal computers and any data on server hard drives.
     “Eligible Individuals” has the meaning set forth in Section 4.12.
     “ERISA” has the meaning set forth in Section 4.12.
     “Failed Bank” has the meaning set forth in Recital A.
     “Failed Bank Advances” means the total sums paid by the Failed Bank to (i) protect its lien position, (ii) pay ad valorem taxes and hazard insurance and (iii) pay premiums for credit life insurance, accident and health insurance and vendor’s single interest insurance.
     “Failed Bank Records” means Records of the Failed Bank, including but not limited to, its corporate minutes, general ledger and subsidiary ledgers and schedules which support the general ledger balances.
     “Fair Market Value” means:
     (a) “Market Value” as defined in the regulation prescribing the standards for real estate appraisals used in federally related transactions, 12 C.F.R. § 323.2(g), and accordingly shall mean the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the assumed consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:
          (i) Buyer and seller are typically motivated;

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
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          (ii) Both parties are well informed or well advised, and acting in what they consider their own best interests;
          (iii) A reasonable time is allowed for exposure in the open market;
          (iv) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
          (v) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale;
as determined as of the Bank Closing Date by an appraiser chosen by the Assuming Institution from a list of acceptable appraisers provided by the Receiver; any costs and fees associated with such determination shall be shared equally by the Receiver and the Assuming Institution, and with respect to Bank Premises (to the extent, if any, that Bank Premises are purchased utilizing this valuation method), shall be determined not later than sixty (60) days after the Bank Closing Date by an appraiser selected by the Receiver and the Assuming Institution within seven (7) days after the Bank Closing Date; or
     (b) with respect to property other than Bank Premises purchased utilizing this valuation method, the price thereof as established by the Receiver and agreed to by the Assuming Institution, or in the absence of such agreement, as determined in accordance with clause (a) above.
     “FDIC Office Space” has the meaning set forth in Section 4.11.
     “Final Legal Notice” has the meaning set forth in Section 2.3(a).
     “Fixtures” means those leasehold improvements, additions, alterations and installations constituting all or a part of Bank Premises and which were acquired, added, built, installed or purchased at the expense of the Failed Bank, regardless of the holder of legal title thereto as of the Bank Closing Date.
     “Furniture and Equipment” means the furniture and equipment (other than Safe Deposit Boxes, Personal Computers, Owned Data Management Equipment and motor vehicles), leased or owned by the Failed Bank and reflected on the Failed Bank Records as of the Bank Closing Date and located on or at Bank Premises, including without limitation automated teller machines, carpeting, furniture, office machinery, shelving, office supplies, telephone, surveillance and security systems, ancillary equipment and artwork. Furniture and equipment located at a storage facility not adjacent to a Bank Premises are excluded from this definition.
     “GSE” means a government sponsored enterprise.
     “Indemnitees” means, except as provided in Section 12.1(b)(xi), (i) the Assuming Institution, (ii) the Subsidiaries and Affiliates of the Assuming Institution other than any Subsidiaries or Affiliates of the Failed Bank that are or become Subsidiaries or Affiliates of the Assuming Institution and (iii) the directors, officers, employees and agents of the Assuming Institution and its Subsidiaries and Affiliates who are not also present or former directors,

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

officers, employees or agents of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank.
     “Information Package” means the most recent compilation of financial and other data with respect to the Failed Bank, including any amendments or supplements thereto, provided to the Assuming Institution by the Corporation on the web site used by the Corporation to market the Failed Bank to potential acquirers.
     “Initial Payment” means the payment made pursuant to Article VII (based on the best information available as of the Bank Closing Date), the amount of which shall be either (i) if the Bid Amount is positive, the aggregate Book Value of the Liabilities Assumed minus the sum of the aggregate purchase price of the Assets as determined pursuant to Section 3.2 and assets purchased and the positive Bid Amount, or (ii) if the Bid Amount is negative, the sum of the aggregate Book Value of the Liabilities Assumed and the negative Bid Amount minus the aggregate purchase price of the Assets and assets purchased. The Initial Payment shall be payable by the Corporation to the Assuming Institution if (i) the Liabilities Assumed are greater than the sum of the positive Bid Amount and the Assets and any other assets purchased, or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount are greater than the Assets and assets purchased. The Initial Payment shall be payable by the Assuming Institution to the Corporation if (i) the Liabilities Assumed are less than the sum of the positive Bid Amount and the Assets and assets purchased, or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount is less than the Assets and assets purchased. Such Initial Payment shall be subject to adjustment as provided in Article VIII.
     “Leased Data Management Equipment” means any equipment, computer hardware, computer software (and the lease or licensing agreements related thereto), computer networking equipment, printers, fax machines, copiers, document scanners, data tape systems, data tapes, DVDs, CDs, flash drives, telecommunications and check processing equipment and any other electronic storage media leased by the Failed Bank at Bank Closing which is, was, or could have been used by the Failed Bank in connection with data management activities.
     “Legal Balance” means the amount of indebtedness legally owed by an Obligor with respect to a Loan, including principal and accrued and unpaid interest, late fees, attorneys’ fees and expenses, taxes, insurance premiums, and similar charges, if any.
     “Liabilities Assumed” has the meaning provided in Section 2.1.
     “Lien” means any mortgage, lien, pledge, charge, assignment for security purposes, security interest or encumbrance of any kind with respect to an Asset, including any conditional sale agreement or capital lease or other title retention agreement relating to such Asset.
     “Loan” or “Loans” means, individually or collectively, all of the following owed to or held by the Failed Bank as of the Bank Closing Date:
          (a) loans (including loans which have been charged off the Failed Bank Records in whole or in part prior to and including the Bid Valuation Date), participation agreements, interests in participations, overdrafts of customers (including but not limited to overdrafts made pursuant to an overdraft protection plan or similar extensions of credit in connection with a deposit account), revolving commercial lines of credit, home equity

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

     lines of credit, Commitments, United States and/or State-guaranteed student loans and lease financing contracts;
          (b) all Liens, rights (including rights of set-off), remedies, powers, privileges, demands, claims, priorities, equities and benefits owned or held by, or accruing or to accrue to or for the benefit of, the holder of the obligations or instruments referred to in clause (a) above, including but not limited to those arising under or based upon Credit Documents, casualty insurance policies and binders, standby letters of credit, mortgagee title insurance policies and binders, payment bonds and performance bonds at any time and from time to time existing with respect to any of the obligations or instruments referred to in clause (a) above; and
          (c) all amendments, modifications, renewals, extensions, refinancings and refundings of or for any of the foregoing.
     “New Loan” means a Loan made by the Failed Bank after the Bid Valuation Date that is not a continuation, amendment, modification, renewal, extension, refinancing, restructuring or refunding of or for any then-existing Loan.
     “Obligor” means each Person liable for the full or partial payment or performance of any Loan, whether such Person is obligated directly, indirectly, primarily, secondarily, jointly or severally.
     “Other Real Estate” means all interests in real estate (other than Bank Premises and Fixtures), including but not limited to mineral rights, leasehold rights, condominium and cooperative interests, easements, air rights and development rights that are owned by the Failed Bank.
     “Owned Data Management Equipment” means any equipment, computer hardware, computer software (and the lease or licensing agreements related thereto), computer networking equipment, printers, fax machines, copiers, document scanners, data tape systems, data tapes, DVDs, CDs, flash drives, telecommunications and check processing equipment and any other electronic storage media owned by the Failed Bank at Bank Closing which is, was, or could have been used by the Failed Bank in connection with data management activities.
     “Payment Date” means the first Business Day after the Bank Closing Date.
     “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, excluding the Corporation.
     “Personal Computer(s)” means computers based on a microprocessor generally designed to be used by one person at a time and which usually store informational data on that computer’s internal hard drive or attached peripheral, and associated peripherals (such as keyboard, mouse, etc.). A personal computer can be found in various configurations such as laptops, net books, and desktops.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

     “Primary Indemnitor” means any Person (other than the Assuming Institution or any of its Affiliates) who is obligated to indemnify or insure, or otherwise make payments (including payments on account of claims made against) to or on behalf of any Person in connection with the claims covered under Article XII, including without limitation any insurer issuing any directors and officers liability policy or any Person issuing a financial institution bond or banker’s blanket bond.
     “Pro Forma” means a balance sheet that reflects a reasonably accurate financial statement of the Failed Bank through the Bank Closing Date and serves as a basis for the opening entries of both the Assuming Institution and the Receiver.
     “Put Date” has the meaning set forth in Section 3.4(d).
     “Put Notice” has the meaning set forth in Section 3.4(c).
     “Qualified Beneficiaries” has the meaning set forth in Section 4.12.
     “Qualified Financial Contract” means a qualified financial contract as defined in 12 U.S.C. § 1821(e)(8)(D).
     “Record” means any document, microfiche, microfilm or Electronically Stored Information (including but not limited to magnetic tape, disc storage, card forms and printed copy) of the Failed Bank generated or maintained by the Failed Bank that is owned by or in the possession of the Receiver at the Bank Closing Date.
     “Receiver” has the meaning set forth in the introduction to this Agreement.
     “Related Liability” with respect to any Asset means any liability existing and reflected on the Failed Bank Records as of the Bank Closing Date for (i) indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting such Asset, (ii) ad valorem taxes applicable to such Asset and (iii) any other obligation determined by the Receiver to be directly related to such Asset.
     “Related Liability Amount” with respect to any Related Liability on the books of the Assuming Institution, means the amount of such Related Liability as stated on the books and records of the Assuming Institution (as maintained in accordance with generally accepted accounting principles) as of the date as of which the Related Liability Amount is being determined. With respect to a liability that relates to more than one Asset, the amount of such Related Liability shall be allocated among such Assets for the purpose of determining the Related Liability Amount with respect to any one of such Assets.
     Such allocation shall be made by specific allocation, where determinable, and otherwise shall be pro rata based upon the dollar amount of such Assets stated on the Failed Bank Records of the entity that owns such Asset.
     “Repurchase Price” means, with respect to any Asset, first taking the Book Value of the Asset at the Bank Closing Date and either subtracting the pro rata Asset discount or adding the pro rata Asset premium, and subsequently adjusting that amount (i) for any advances and interest on such Asset after the Bank Closing Date, (ii) by subtracting the total amount received by the

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

     Assuming Institution for such Asset after the Bank Closing Date, regardless of how applied and (iii) by adding total disbursements of principal made by the Receiver not otherwise included in the Book Value.
     “Safe Deposit Boxes” means the safe deposit boxes of the Failed Bank, if any, including the removable safe deposit boxes and safe deposit stacks in the Failed Bank’s vault(s), all rights and benefits under rental agreements with respect to such safe deposit boxes, and all keys and combinations thereto.
     “Settlement Date” means the first Business Day immediately prior to the day which is three hundred sixty-five (365) days after the Bank Closing Date, or such other date prior thereto as may be agreed upon by the Receiver and the Assuming Institution. The Receiver, in its discretion, may extend the Settlement Date.
     “Settlement Interest Rate” means, for the first calendar quarter or portion thereof during which interest accrues, the rate determined by the Receiver to be equal to the investment rate on twenty-six (26)-week United States Treasury Bills as published on the Bank Closing Date by the United States Treasury on the TreasuryDirect.gov website; provided, that if no such Investment Rate is published the week of the Bank Closing Date, the investment rate for such Treasury Bills most recently published by the United States Treasury on TreasuryDirect.gov prior to the Bank Closing Date shall be used. Thereafter, the rate shall be adjusted to the rate determined by the Receiver to be equal to the Investment Rate on such Treasury Bills in effect as of the first day of each succeeding calendar quarter during which interest accrues as published by the United States Treasury on the TreasuryDirect.gov website.
     “Shared-Loss Agreements” means, if any, the Single Family Shared-Loss Agreement attached hereto as Exhibit 4.15A and, if any, the Commercial Shared-Loss Agreement, attached hereto as Exhibit 4.15B.
     “Subsidiary” has the meaning set forth in § 3(w)(4) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(w)(4), as amended.
ARTICLE II. ASSUMPTION OF LIABILITIES.
     2.1. Liabilities Assumed by Assuming Institution. The Assuming Institution expressly assumes at Book Value (subject to adjustment pursuant to Article VIII) and agrees to pay, perform and discharge; all of the following liabilities of the Failed Bank as of the Bank Closing Date, except as otherwise provided in this Agreement (such liabilities referred to as “Liabilities Assumed”):
          (a) Assumed Deposits, except those Deposits specifically listed on Schedule 2.1(a); provided, that as to any Deposits of public money which are Assumed Deposits, the Assuming Institution agrees to properly secure such Deposits with such Assets as appropriate which, prior to the Bank Closing Date, were pledged as security by the Failed Bank, or with assets of the Assuming Institution, if such securing Assets, if any, are insufficient to properly secure such Deposits;
          (b) liabilities for indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting any Assets, if any; provided, that the

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

amount of any liability assumed pursuant to this Section 2.1(b) shall be limited to the market value of the Assets securing such liability as determined by the Receiver;
          (c) all borrowings from, and obligations and indebtedness to, Federal Reserve Banks and Federal Home Loan Banks, if any, whether currently owed, or conditional or not yet matured, including but not limited to, if applicable, (i) advances, including principal, interest, and any prepayment fees, costs and expenses; (ii) letters of credit, including any reimbursement obligations; (iii) acquired member assets programs, including representations, warranties, credit enhancement obligations and servicing obligations; (iv) affordable housing programs, including retention agreements and other contracts and monitoring obligations; (v) swaps and other derivatives; and (vi) safekeeping and custody agreements, provided, that the assumption of any liability pursuant to this Section 2.1(c) shall be limited to the market value of the assets securing such liability as determined by the Receiver; and overdrafts, debit balances, service charges, reclamations and adjustments to accounts with the Federal Reserve Banks as reflected on the books and records of any such Federal Reserve Bank within ninety (90) days after the Bank Closing Date, if any;
          (d) ad valorem taxes applicable to any Asset, if any; provided, that the assumption of any ad valorem taxes pursuant to this Section 2.1(d) shall be limited to an amount equal to the market value of the Asset to which such taxes apply as determined by the Receiver;
          (e) liabilities, if any, for federal funds purchased, repurchase agreements and overdrafts in accounts maintained with other depository institutions (including any accrued and unpaid interest thereon computed to and including the Bank Closing Date); provided, that the assumption of any liability pursuant to this Section 2.1(e) shall be limited to the market value of the Assets securing such liability as determined by the Receiver;
          (f) United States Treasury tax and loan note option accounts, if any;
          (g) liabilities for any acceptance or commercial letter of credit provided, that the assumption of any liability pursuant to this Section 2.1(g) shall be limited to the market value of the Assets securing such liability as determined by the Receiver;
          (h) liabilities for any “standby letters of credit” as defined in 12 C.F.R. § 337.2(a) issued on the behalf of any Obligor of a Loan acquired hereunder by the Assuming Institution, but excluding any other standby letters of credit;
          (i) duties and obligations assumed pursuant to this Agreement including without limitation those relating to the Failed Bank’s Records, credit card business, debit card business, stored value and gift card business, overdraft protection plans, safe deposit business, safekeeping business and trust business, if any;
          (j) liabilities, if any, for Commitments;
          (k) liabilities, if any, for amounts owed to any Acquired Subsidiary;
          (1) liabilities, if any, with respect to Qualified Financial Contracts;

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

          (m) liabilities, if any, under any contract pursuant to which mortgage servicing is provided to the Failed Bank by others.
     2.2. Interest on Deposit Liabilities. The Assuming Institution agrees that, from and after the Bank Closing Date, it will accrue and pay interest on Assumed Deposits pursuant to Section 2.1 at a rate(s) it shall determine; provided, that for non-transaction Deposit liabilities such rate(s) shall not be less than the lowest rate offered by the Assuming Institution to its depositors for non-transaction deposit accounts. The Assuming Institution shall permit each depositor to withdraw, without penalty for early withdrawal, all or any portion of such depositor’s Deposit, whether or not the Assuming Institution elects to pay interest in accordance with any deposit agreement formerly existing between the Failed Bank and such depositor; and further provided, that if such Deposit has been pledged to secure an obligation of the depositor or other party, any withdrawal thereof shall be subject to the terms of the agreement governing such pledge. The Assuming Institution shall give notice to such depositors as provided in Section 5.3 of the rate(s) of interest which it has determined to pay and of such withdrawal rights.
     2.3. Unclaimed Deposits.
          (a) Final Legal Notice. Fifteen (15) months following the Bank Closing Date, the Assuming Institution will provide the Receiver a listing of all deposit accounts, including the type of account, not claimed by the depositor. The Receiver will review the list and authorize the Assuming Institution to act on behalf of the Receiver to send a Final Legal Notice in a form substantially similar to Exhibit 2.3 A (the “Final Legal Notice”) to the owner(s) of the unclaimed deposits reminding them of the need to claim or arrange to continue their account(s) with the Assuming Institution. The Assuming Institution will send the Final Legal Notice to the depositors within thirty (30) days following notification of the Receiver’s authorization. The Assuming Institution will prepare an Affidavit of Mailing in a form substantially similar to Exhibit 2.3B and will forward the Affidavit of Mailing to the Receiver after mailing out the Final Legal Notice to the owner(s) of unclaimed deposit accounts.
          (b) Unclaimed Deposits. If, within eighteen (18) months after the Bank Closing Date, any depositor of the Failed Bank does not claim or arrange to continue such depositor’s Assumed Deposits at the Assuming Institution, the Assuming Institution shall, within fifteen (15) Business Days after the end of such eighteen (18) month period, (i) refund to the Receiver the full amount of each such Deposit (without reduction for service charges), (ii) provide to the Receiver a schedule of all such refunded Deposits in such form as may be prescribed by the Receiver, and (iii) assign, transfer, convey, and deliver to the Receiver, all right, title and interest of the Assuming Institution in and to the Records previously transferred to the Assuming Institution and other records generated or maintained by the Assuming Institution pertaining to such Deposits. During such eighteen (18) month period, at the request of the Receiver, the Assuming Institution promptly shall provide to the Receiver schedules of unclaimed Deposits in such form as may be prescribed by the Receiver.
     2.4. Employee Plans. Except as provided in Section 4.12, the Assuming Institution shall have no liabilities, obligations or responsibilities under the Failed Bank’s health care, bonus, vacation, pension, profit sharing, deferred compensation, 401k or stock purchase plans or similar plans, if any, unless the Receiver and the Assuming Institution agree otherwise subsequent to the date of this Agreement.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

ARTICLE III. PURCHASE OF ASSETS.
     3.1. Assets Purchased by Assuming Institution. With the exception of certain assets expressly excluded in Sections 3.5 and 3.6 and, if applicable, listed on Schedule 3.5(l) the Assuming Institution hereby purchases from the Receiver, and the Receiver hereby sells, assigns, transfers, conveys and delivers to the Assuming Institution, all right, title and interest of the Receiver in and to all of the assets (real, personal and mixed, wherever located and however acquired) including all subsidiaries, joint ventures, partnerships and any and all other business combinations or arrangements, whether active, inactive, dissolved or terminated, of the Failed Bank whether or not reflected on the books of the Failed Bank as of the Bank Closing Date. Assets are purchased hereunder by the Assuming Institution subject to all liabilities for indebtedness collateralized by Liens affecting such Assets to the extent provided in Section 2.1.
     3.2. Asset Purchase Price.
          (a) Determination of Asset Purchase Price. All Assets and assets of the Failed Bank subject to an option to purchase by the Assuming Institution shall be purchased for the amount, or the amount resulting from the method specified for determining the amount, as specified on Schedule 3.2, except as otherwise may be provided herein. Any Asset, asset of the Failed Bank subject to an option to purchase or other asset purchased for which no purchase price is specified on Schedule 3.2 or otherwise herein shall be purchased at its Book Value. Loans or other assets charged off on the Failed Bank Records before the Bid Valuation Date shall be purchased at a price of zero. The purchase price for Acquired Subsidiaries shall be adjusted pursuant to Section 4.6(i)(iv), if applicable.
          (b) Purchase Price for Securities. The purchase price for securities (other than the capital stock of any Acquired Subsidiary and Federal Home Loan Bank stock) purchased under Section 3.1 by the Assuming Institution shall be the market value thereof as of the Bank Closing Date, which market value shall be (i) the market price for each such security quoted at the close of the trading day effective on the Bank Closing Date as published electronically by Bloomberg, L.P., or alternatively, at the discretion of the Receiver, IDC/Financial Times (FT) Interactive Data; (ii) provided that if such market price is not available for any such security, the Assuming Institution will submit a bid for each such security within three days of notification/bid request by the Receiver (unless a different time period is agreed to by the Assuming Institution and the Receiver) and the Receiver, in its sole and absolute discretion, will accept or reject each such bid; and (iii) further provided that in the absence of an acceptable bid from the Assuming Institution, each such security shall not pass to the Assuming Institution and shall be deemed to be an excluded asset hereunder and listed on Schedule 3.5(l).
          (c) Purchase Price for Qualified Financial Contracts. Qualified Financial Contracts shall be purchased at market value determined in accordance with the terms of Exhibit 3.2(c). Any costs associated with such valuation shall be shared equally by the Receiver and the Assuming Institution.
     3.3. Manner of Conveyance; Limited Warranty; Nonrecourse; Etc. THE CONVEYANCE OF ALL ASSETS, INCLUDING REAL AND PERSONAL PROPERTY INTERESTS, PURCHASED BY THE ASSUMING INSTITUTION UNDER THIS AGREEMENT SHALL BE MADE, AS NECESSARY, BY RECEIVER’S DEED OR

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

RECEIVER’S BILL OF SALE, “AS IS”, WHERE IS”, WITHOUT RECOURSE AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, WITHOUT ANY WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ASSETS, EXPRESS OR IMPLIED, WITH RESPECT TO TITLE, VALUE, COLLECTIBILITY, GENUINENESS, ENFORCEABILITY, DOCUMENTATION, CONDITION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART), OR ANY OTHER MATTERS.
     3.4. Puts of Assets to the Receiver.
          (a) Puts Within 30 Days After the Bank Closing Date. During the thirty (30)-day period following the Bank Closing Date and only during such period (which thirty (30)-day period may be extended in writing in the sole and absolute discretion of the Receiver for any Loan), in accordance with this Section 3.4, the Assuming Institution shall be entitled to require the Receiver to purchase any New Loans and any Deposit Secured Loan transferred to the Assuming Institution pursuant to Section 3.1 which is not fully secured by Assumed Deposits or deposits at other insured depository institutions due to either insufficient Assumed Deposit or deposit collateral or deficient documentation regarding such collateral; provided that with regard to any Deposit Secured Loan secured by an Assumed Deposit:
          (i) no such purchase may be required until any Deposit setoff determination, whether voluntary or involuntary, has been made; and
          (ii) the Assuming Institution shall be entitled to require the Receiver to purchase, within a reasonable time, any remaining overdraft transferred to the Assuming Institution pursuant to Section 3.1 which existed on the thirtieth (30th) day following the Bank Closing Date and which was made after the Bid Valuation Date and not made pursuant to an overdraft protection plan or similar extension of credit.
               Notwithstanding the foregoing, the Assuming Institution shall not have the right to require the Receiver to purchase any Loan if (i) the Obligor with respect to such Loan is an Acquired Subsidiary, or (ii) the Assuming Institution has:
          (A) made any advance in accordance with the terms of a Commitment or otherwise with respect to such Loan;
          (B) taken any action that increased the amount of a Related Liability with respect to such Loan over the amount of such liability immediately prior to the time of such action;
          (C) created or permitted to be created any Lien on such Loan which secures indebtedness for money borrowed or which constitutes a conditional sales agreement, capital lease or other title retention agreement;
          (D) entered into, agreed to make, grant or permit, or made, granted or permitted any modification or amendment to, any waiver or extension with respect to, or any renewal, refinancing or refunding of, such Loan or related Credit Documents or collateral, including, without limitation, any act or omission which diminished such collateral; or

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

          (E) sold, assigned or transferred all or a portion of such Loan to a third party (whether with or without recourse).
          (iii) The Assuming Institution shall transfer all such Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset, as provided in Section 12.4.
          (b) Puts Prior to the Settlement Date. During the period from the Bank Closing Date to and including the Business Day immediately preceding the Settlement Date, the Assuming Institution shall be entitled to require the Receiver to purchase any Asset which the Assuming Institution can establish is evidenced by forged or stolen instruments as of the Bank Closing Date; provided that the Assuming Institution shall not have the right to require the Receiver to purchase any such Asset with respect to which the Assuming Institution has taken any action referred to in Section 3.4(a)(ii) with respect to such Asset. The Assuming Institution shall transfer all such Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset, as provided in Section 12.4.
          (c) Notices to the Receiver. In the event that the Assuming Institution elects to require the Receiver to purchase one or more Assets, the Assuming Institution shall deliver to the Receiver a notice (a “Put Notice”) which shall include:
          (i) a list of all Assets that the Assuming Institution requires the Receiver to purchase;
          (ii) a list of all Related Liabilities with respect to the Assets identified pursuant to (i) above; and
          (iii) a statement of the estimated Repurchase Price of each Asset identified pursuant to (i) above as of the applicable Put Date.
               Such notice shall be in the form prescribed by the Receiver or such other form to which the Receiver shall consent. As provided in Section 9.6, the Assuming Institution shall deliver to the Receiver such documents, Credit Files and such additional information relating to the subject matter of the Put Notice as the Receiver may request and shall provide to the Receiver full access to all other relevant books and Records.
          (d) Purchase by Receiver. The Receiver shall purchase Assets that are specified in the Put Notice and shall assume Related Liabilities with respect to such Assets, and the transfer of such Assets and Related Liabilities shall be effective as of a date determined by the Receiver which date shall not be later than thirty (30) days after receipt by the Receiver of the Put Notice (the “Put Date”).
          (e) Purchase Price and Payment Date. Each Asset purchased by the Receiver pursuant to this Section 3.4 shall be purchased at a price equal to the Repurchase Price of such Asset less the Related Liability Amount applicable to such Asset, in each case determined as of the applicable Put Date. If the difference between such Repurchase Price and such Related Liability Amount is positive, then the Receiver shall pay to the Assuming Institution the amount

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

of such difference; if the difference between such amounts is negative, then the Assuming Institution shall pay to the Receiver the amount of such difference. The Assuming Institution or the Receiver, as the case may be, shall pay the purchase price determined pursuant to this Section 3.4(e) not later than the twentieth (20th) Business Day following the applicable Put Date, together with interest on such amount at the Settlement Interest Rate for the period from and including such Put Date to and including the day preceding the date upon which payment is made.
          (f) Servicing. The Assuming Institution shall administer and manage any Asset subject to purchase by the Receiver in accordance with usual and prudent banking standards and business practices until such time as such Asset is purchased by the Receiver.
          (g) Reversals. In the event that the Receiver purchases an Asset (and assumes the Related Liability) that it is not required to purchase pursuant to this Section 3.4, the Assuming Institution shall repurchase such Asset (and assume such Related Liability) from the Receiver at a price computed so as to achieve the same economic result as would apply if the Receiver had never purchased such Asset pursuant to this Section 3.4.
     3.5. Assets Not Purchased by Assuming Institution. The Assuming Institution does not purchase, acquire or assume, or (except as otherwise expressly provided in this Agreement) obtain an option to purchase, acquire or assume under this Agreement:
          (a) any financial institution bonds, banker’s blanket bonds, or public liability, fire, extended coverage insurance policy, bank owned life insurance or any other insurance policy of the Failed Bank, or premium refund, unearned premium derived from cancellation, or any proceeds payable with respect to any of the foregoing;
          (b) any interest, right, action, claim, or judgment against (i) any officer, director, employee, accountant, attorney, or any other Person employed or retained by the Failed Bank or any Subsidiary of the Failed Bank on or prior to the Bank Closing Date arising out of any act or omission of such Person in such capacity, (ii) any underwriter of financial institution bonds, banker’s blanket bonds or any other insurance policy of the Failed Bank, (iii) any shareholder or holding company of the Failed Bank, or (iv) any other Person whose action or inaction may be related to any loss (exclusive of any loss resulting from such Person’s failure to pay on a Loan made by the Failed Bank) incurred by the Failed Bank; provided that for the purposes hereof, the acts, omissions or other events giving rise to any such claim shall have occurred on or before the Bank Closing Date, regardless of when any such claim is discovered and regardless of whether any such claim is made with respect to a financial institution bond, banker’s blanket bond, or any other insurance policy of the Failed Bank in force as of the Bank Closing Date;
          (c) prepaid regulatory assessments of the Failed Bank, if any;
          (d) legal or equitable interests in tax receivables of the Failed Bank, if any, including any claims arising as a result of the Failed Bank having entered into any agreement or otherwise being joined with another Person with respect to the filing of tax returns or the payment of taxes;

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

          (e) amounts reflected on the Failed Bank Records as of the Bank Closing Date as a general or specific loss reserve or contingency account, if any;
          (f) leased or owned Bank Premises and leased or owned Fixtures, Furniture and Equipment located on leased or owned Bank Premises, if any; provided that the Assuming Institution does obtain an option under Sections 4.6, 4.7 or 4.8, as the case may be, with respect thereto;
          (g) owned Bank Premises which the Receiver, in its discretion, determines may contain environmentally hazardous substances;
          (h) any “goodwill,” as such term is defined in the instructions to the report of condition prepared by banks examined by the Corporation in accordance with 12 C.F.R. § 304.3, and other intangibles (other than intellectual property);
          (i) any criminal restitution or forfeiture orders issued in favor of the Failed Bank;
          (j) any and all prepaid fees or any other income as shown on the books and Records of the Failed Bank, but not taken into income as of the Bank Closing Date, associated with a line of business of the Failed Bank which is not assumed pursuant to this Agreement;
          (k) assets essential to the Receiver in accordance with Section 3.6;
          (l) any banker’s bank stock, and the securities listed on the attached Schedule 3.5(l);
          (m) reserved;
          (n) prepaid accounts associated with any contract or agreement that the Assuming Institution either does not directly assume pursuant to the terms of this Agreement nor has an option to assume under Section 4.8;
          (o) except with respect to any Federal Home Loan Bank loans, any contract pursuant to which the Failed Bank provides mortgage servicing for others; and
          (p) the assets listed on Schedule 3.5(p).
     3.6. Retention or Repurchase of Assets Essential to Receiver.
          (a) The Receiver may refuse to sell to the Assuming Institution, or the Assuming Institution agrees, at the request of the Receiver set forth in a written notice to the Assuming Institution, to sell, assign, transfer, convey, and deliver to the Receiver, all of the Assuming Institution’s right, title and interest in and to, any Asset or asset essential to the Receiver as determined by the Receiver in its discretion (together with all Credit Documents evidencing or pertaining thereto), which may include any Asset or asset that the Receiver determines to be:

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

          (i) made to an officer, director, or other Person engaging in the affairs of the Failed Bank, its Subsidiaries or Affiliates or any related entities of any of the foregoing;
          (ii) the subject of any investigation relating to any claim with respect to any item described in Section 3.5(a) or (b), or the subject of, or potentially the subject of, any legal proceedings;
          (iii) made to a Person who is an Obligor on a loan owned by the Receiver or the Corporation in its corporate capacity or its capacity as receiver of any institution;
          (iv) secured by collateral which also secures any asset owned by the Receiver; or
          (v) related to any asset of the Failed Bank not purchased by the Assuming Institution under this Article III or any liability of the Failed Bank not assumed by the Assuming Institution under Article II.
          (vi) Each such Asset or asset purchased by the Receiver shall be purchased at a price equal to the Repurchase Price thereof less the Related Liability Amount with respect to any Related Liabilities related to such Asset or asset, in each case determined as of the date of the notice provided by the Receiver pursuant to Section 3.6(a). The Receiver shall pay the Assuming Institution not later than the twentieth (20th) Business Day following receipt of related Credit Documents and Credit Files together with interest on such amount at the Settlement Interest Rate for the period from and including the date of receipt of such documents to and including the day preceding the day on which payment is made. The Assuming Institution agrees to administer and manage each such Asset or asset in accordance with usual and prudent banking standards and business practices until each such Asset or asset is purchased by the Receiver. All transfers with respect to Asset or assets under this Section 3.6 shall be made as provided in Section 9.6. The Assuming Institution shall transfer all such Assets or assets and Related Liabilities to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset or asset, as provided in Section 12.4.
     3.7. Receiver’s Offer to Sell Withheld Loans. For the period of thirty (30) days commencing the day after the Bank Closing Date, the Receiver may sell, in its sole and absolute discretion, and the Assuming Institution, may purchase, in its sole and absolute discretion, at Book Value as of the Bank Closing Date, any Loans initially withheld from sale to the Assuming Institution pursuant to Sections 3.5 or 3.6 of this Agreement. Except for the sales price, Loans sold under this section will be treated as if initially sold under Section 3.1 of this Agreement, and will be subject to all relevant terms of this Agreement as similarly situated Loans sold and transferred pursuant to this Agreement, provided that, no Loan shall be a Shared-Loss Loan pursuant to the Shared-Loss Agreements if it does not meet the definition of Shared-Loss Loan in the applicable Shared-Loss Agreement. Payment for Loans sold under this Section 3.7 will be handled through the settlement process pursuant to Article VIII.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

ARTICLE IV. ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS.
     4.1. Continuation of Banking Business. For the period commencing on the first banking Business Day after the Bank Closing Date and ending on the first anniversary of the Bank Closing Date, the Assuming Institution will provide full service banking in the trade area of the Failed Bank. Thereafter, the Assuming Institution may cease providing such banking services in the trade area of the Failed Bank, provided the Assuming Institution has received all necessary regulatory approvals, including the approval of the Receiver and, if applicable, the Corporation. At the option of the Assuming Institution, such banking services may be provided at any or all of the Bank Premises, or at other premises within such trade area, as determined by the Receiver. The Assuming Institution may open, close or sell branches upon receipt of the necessary regulatory approvals, provided that the Assuming Institution or its successors continue to provide banking services in the trade area during the period specified in this Section 4.1. The Assuming Institution will pay to the Receiver, upon the sale of a branch or branches within the year following the date of this Agreement, fifty percent (50%) of any franchise premium in excess of the franchise premium paid by the Assuming Institution with respect to such branch or branches.
     4.2. Credit Card Business. The Assuming Institution agrees to honor and perform, from and after the Bank Closing Date, all duties and obligations with respect to the Failed Bank’s credit card business (including issuer or merchant acquirer) debit card business, stored value and gift card business, and/or processing related to credit cards, if any, and assumes all extensions of credit or balances outstanding as of the Bank Closing Date with respect to these lines of business.
     4.3. Safe Deposit Business. The Assuming Institution assumes and agrees to discharge, from and after the Bank Closing Date, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to all Safe Deposit Boxes, if any, of the Failed Bank and to maintain all of the necessary facilities for the use of such boxes by the renters thereof during the period for which such boxes have been rented and the rent therefor paid to the Failed Bank, subject to the provisions of the rental agreements between the Failed Bank and the respective renters of such boxes; provided, that the Assuming Institution may relocate the Safe Deposit Boxes of the Failed Bank to any office of the Assuming Institution located in the trade area of the branch of the Failed Bank in which such Safe Deposit Boxes were located, as determined by the Receiver. The Safe Deposit Boxes shall be located and maintained in such trade area for a minimum of one year from the Bank Closing Date.
     4.4. Safekeeping Business. The Receiver transfers, conveys and delivers to the Assuming Institution and the Assuming Institution accepts all securities and other items, if any, held by the Failed Bank in safekeeping for its customers as of the Bank Closing Date. The Assuming Institution assumes and agrees to honor and discharge, from and after the Bank Closing Date, the duties and obligations of the Failed Bank with respect to such securities and items held in safekeeping. The Assuming Institution shall provide to the Receiver written verification of all assets held by the Failed Bank for safekeeping within sixty (60) days after the Bank Closing Date. The assets held for safekeeping by the Failed Bank shall be held and maintained by the Assuming Institution in the trade area of the Failed Bank for a minimum of one year from the Bank Closing Date. At the option of the Assuming Institution, the safekeeping business may be provided at any or all of the Bank Premises, or at other premises within such

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

trade area, as determined by the Receiver. The Assuming Institution shall be entitled to all rights and benefits which accrue after the Bank Closing Date with respect to securities and other items held in safekeeping.
     4.5. Trust Business.
          (a) Assuming Institution as Successor. The Assuming Institution shall, without further transfer, substitution, act or deed, to the full extent permitted by law, succeed to the rights, obligations, properties, assets, investments, deposits, agreements, and trusts of the Failed Bank under trusts, executorships, administrations, guardianships, and agencies, and other fiduciary or representative capacities, all to the same extent as though the Assuming Institution had assumed the same from the Failed Bank prior to the Bank Closing Date; provided, that any liability based on the misfeasance, malfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business is not assumed hereunder.
          (b) Wills and Appointments. The Assuming Institution shall, to the full extent permitted by law, succeed to, and be entitled to take and execute, the appointment to all executorships, trusteeships, guardianships and other fiduciary or representative capacities to which the Failed Bank is or may be named in wills, whenever probated, or to which the Failed Bank is or may be named or appointed by any other instrument.
          (c) Transfer of Trust Business. In the event additional proceedings of any kind are necessary to accomplish the transfer of such trust business, the Assuming Institution agrees that, at its own expense, it will take whatever action is necessary to accomplish such transfer. The Receiver agrees to use reasonable efforts to assist the Assuming Institution in accomplishing such transfer.
          (d) Verification of Assets. The Assuming Institution shall provide to the Receiver written verification of the assets held in connection with the Failed Bank’s trust business within sixty (60) days after the Bank Closing Date.
     4.6. Bank Premises.
          (a) Option to Purchase. Subject to Section 3.5, the Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after the Bank Closing Date to purchase any or all owned Bank Premises, including all Fixtures, Furniture and Equipment located on the Bank Premises. The Assuming Institution shall give written notice to the Receiver within the option period of its election to purchase or not to purchase any of the owned Bank Premises. Any purchase of such premises shall be effective as of the date of the Bank Closing Date and such purchase shall be consummated as soon as practicable thereafter, and in no event later than the Settlement Date. If the Assuming Institution gives notice of its election not to purchase one or more of the owned Bank Premises within seven (7) days of the Bank Closing Date, then, notwithstanding any other provision of this Agreement to the contrary, the Assuming Institution shall not be liable for any of the costs or fees associated with Fair Market Value appraisals for such Bank Premises and associated Fixtures, Furniture and Equipment.
          (b) Option to Lease. The Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after the Bank

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Closing Date to cause the Receiver to assign to the Assuming Institution any or all leases for leased Bank Premises, if any, which have been continuously occupied by the Assuming Institution from the Bank Closing Date to the date it elects to accept an assignment of the leases with respect thereto to the extent such leases can be assigned; provided that the exercise of this option with respect to any lease must be as to all premises or other property subject to the lease. The Assuming Institution shall give notice to the Receiver within the option period of its election to accept or not to accept an assignment of any or all leases (or enter into new leases in lieu thereof). The Assuming Institution agrees to assume all leases assigned (or enter into new leases in lieu thereof) pursuant to this Section 4.6. If the Assuming Institution gives notice of its election not to accept an assignment of a lease for one or more of the leased Bank Premises within seven (7) days of the Bank Closing Date, then, notwithstanding any other provision of this Agreement to the contrary, the Assuming Institution shall not be liable for any of the costs or fees associated with Fair Market Value appraisals for the Fixtures, Furniture and Equipment located on such leased Bank Premises.
          (c) Facilitation. The Receiver agrees to facilitate the assumption, assignment or sublease of leases or the negotiation of new leases by the Assuming Institution; provided that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties.
          (d) Occupancy. The Assuming Institution shall give the Receiver fifteen (15) days prior written notice of its intention to vacate prior to vacating any leased Bank Premises with respect to which the Assuming Institution has not exercised the option provided in Section 4.6(b). Any such notice shall be deemed to terminate the Assuming Institution’s option with respect to such leased Bank Premises.
          (e) Occupancy Costs.
          (i) The Assuming Institution agrees to pay to the Receiver, or to appropriate third parties at the direction of the Receiver, during and for the period of any occupancy by it of (x) owned Bank Premises the market rental value, as determined by the appraiser selected in accordance with the definition of Fair Market Value, and all operating costs, and (y) leased Bank Premises, all operating costs with respect thereto and to comply with all relevant terms of applicable leases entered into by the Failed Bank, including without limitation the timely payment of all rent. Operating costs include, without limitation all taxes, fees, charges, maintenance, utilities, insurance and assessments, to the extent not included in the rental value or rent. If the Assuming Institution elects to purchase any owned Bank Premises in accordance with Section 4.6(a), the amount of any rent paid (and taxes paid to the Receiver which have not been paid to the taxing authority and for which the Assuming Institution assumes liability) by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof.
          (ii) The Assuming Institution agrees during the period of occupancy by it of owned or leased Bank Premises, to pay to the Receiver rent for the use of all owned or leased Furniture and Equipment and all owned or leased Fixtures located on

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

such Bank Premises for the period of such occupancy. Rent for such property owned by the Failed Bank shall be the market rental value thereof, as determined by the Receiver within sixty (60) days after the Bank Closing Date. Rent for such leased property shall be an amount equal to any and all rent and other amounts which the Receiver incurs or accrues as an obligation or is obligated to pay for such period of occupancy pursuant to all leases and contracts with respect to such property. If the Assuming Institution purchases any owned Furniture and Equipment or owned Fixtures in accordance with Section 4.6(f) or 4.6(h), the amount of any rents paid by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof.
          (f) Certain Requirements as to Fixtures, Furniture and Equipment. If the Assuming Institution purchases owned Bank Premises or accepts an assignment of the lease (or enters into a sublease or a new lease in lieu thereof) for leased Bank Premises as provided in Section 4.6(a) or 4.6(b), or if the Assuming Institution does not exercise such option but within twelve (12) months following the Bank Closing Date obtains the right to occupy such premises (whether by assignment, lease, sublease, purchase or otherwise), other than in accordance with Section 4.6(a) or 4.6(b), the Assuming Institution shall (i) effective as of the Bank Closing Date, purchase from the Receiver all Fixtures, Furniture and Equipment owned by the Failed Bank at Fair Market Value and located thereon as of the Bank Closing Date, (ii) accept an assignment or a sublease of the leases or negotiate new leases for all Fixtures, Furniture and Equipment leased by the Failed Bank and located thereon, and (iii) if applicable, accept an assignment or a sublease of any ground lease or negotiate a new ground lease with respect to any land on which such Bank Premises are located; provided that the Receiver shall not have disposed of such Fixtures, Furniture and Equipment or repudiated the leases referred to in clause (ii) or (iii).
          (g) Vacating Premises.
          (i) If the Assuming Institution elects not to purchase any owned Bank Premises, the notice of such election in accordance with Section 4.6(a) shall specify the date upon which the Assuming Institution’s occupancy of such premises shall terminate, which date shall not be later than ninety (90) days after the date of the Assuming Institution’s notice not to exercise such option. The Assuming Institution shall be responsible for promptly relinquishing and releasing to the Receiver such premises and the Fixtures, Furniture and Equipment located thereon which existed at the time of the Bank Closing Date, in the same condition as at the Bank Closing Date and at the premises where they were inventoried at the Bank Closing Date, normal wear and tear excepted. Any of the aforementioned which is missing will be charged to the Assuming Institution at the item’s Fair Market Value as determined in accordance with this Agreement. By occupying any such premises after the expiration of such ninety (90)-day period, the Assuming Institution shall, at the Receiver’s option, (x) be deemed to have agreed to purchase such Bank Premises, and to assume all leases, obligations and liabilities with respect to leased Furniture and Equipment and leased Fixtures located thereon and any ground lease with respect to the land on which such premises are located, and (y) be required to purchase all Fixtures, Furniture and Equipment owned by the Failed Bank and located on such premises as of the Bank Closing Date.
          (ii) If the Assuming Institution elects not to accept an assignment of the lease or sublease any leased Bank Premises, the notice of such election in accordance

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

with Section 4.6(b) shall specify the date upon which the Assuming Institution’s occupancy of such leased Bank Premises shall terminate, which date shall not be later than ninety (90) days after the date of the Assuming Institution’s notice not to exercise such option. Upon vacating such premises, the Assuming Institution shall be liable for relinquishing and releasing to the Receiver such premises and the Fixtures and the Furniture and Equipment located thereon which existed at the time of the Bank Closing Date, in the same condition as at the Bank Closing Date, and at the premises where they were inventoried at Bank closing, normal wear and tear excepted. Any of the aforementioned which is missing will be charged to the Assuming Institution at the item’s Fair Market Value as determined in accordance with this Agreement. By failing to provide notice of its intention to vacate such premises prior to the expiration of the option period specified in Section 4.6(b), or by occupying such premises after the ninety (90)-day period specified above in this Section 4.6(g)(ii), the Assuming Institution shall, at the Receiver’s option, (x) be deemed to have assumed all leases, obligations and liabilities with respect to such premises (including any ground lease with respect to the land on which premises are located), and leased Furniture and Equipment and leased Fixtures located thereon in accordance with this Section 4.6 (unless the Receiver previously repudiated any such lease), and (y) be required to purchase all Fixtures, Furniture and Equipment owned by the Failed Bank at Fair Market Value and located on such premises as of the Bank Closing Date.
          (h) Furniture and Equipment and Certain Other Equipment. The Receiver hereby grants to the Assuming Institution an option to purchase all Furniture and Equipment owned by the Failed Bank at Fair Market Value and located at any leased or owned Bank Premises that the Assuming Institution elects to vacate or which it could have, but did not occupy, pursuant to this Section 4.6; provided that, the Assuming Institution shall give the Receiver notice of its election to purchase such property at the time it gives notice of its intention to vacate such Bank Premises or within ten (10) days after the Bank Closing Date for Bank Premises it could have, but did not, occupy.
          (i) Option to Put Bank Premises and Related Fixtures, Furniture and Equipment.
          (i) For a period of ninety (90) days following the Bank Closing Date, the Assuming Institution shall be entitled to require the Receiver to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary and the purchase price paid by the Receiver shall be the Fair Market Value of the Bank Premises.
          (ii) If the Assuming Institution elects to require the Receiver to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary, the Assuming Institution shall also have the option, exercisable within the same ninety (90) day time period, to require the Receiver to purchase any Fixtures, Furniture and Equipment that is owned, directly or indirectly, by an Acquired Subsidiary which is located on such Bank Premises and was utilized by the Failed Bank for banking purposes. The purchase price paid by the Receiver shall be the Fair Market Value of the Fixtures, Furniture and Equipment purchased.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

          (iii) In the event the Assuming Institution elects to exercise its options under this Section 4.6(i), the Assuming Institution shall pay to the Receiver occupancy costs in accordance with Section 4.6(e) and shall vacate the Bank Premises in accordance with Section 4.6(g)(i).
          (iv) Regardless of whether the Assuming Institution exercises any of its options under this Section 4.6(i), the purchase price for the Acquired Subsidiary shall be adjusted by the difference between the Fair Market Value of the Bank Premises and Fixtures, Furniture and Equipment utilized by the Failed Bank for banking purposes and their respective Book Value as reflected of the books and records of the Acquired Subsidiary. Such adjustment shall be made in accordance with Article VIII of this Agreement.
     4.7. Agreement with Respect to Leased Data Management Equipment.
          (a) Option. The Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after Bank Closing to accept an assignment from the Receiver of all Leased Data Management Equipment.
          (b) Notices Regarding Leased Data Management Equipment. The Assuming Institution shall (i) give written notice to the Receiver within the option period specified in Section 4.7(a) of its intent to accept or decline an assignment or sublease of all Leased Data Management Equipment and promptly accept an assignment or sublease of such Leased Data Management Equipment, and (ii) give written notice to the appropriate lessor(s) that it has accepted an assignment or sublease of any such Leased Data Management Equipment that is subject to a lease.
          (c) Facilitation by Receiver. The Receiver agrees to facilitate the assignment or sublease of Leased Data Management Equipment or the negotiation of new leases or license agreements by the Assuming Institution; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties.
          (d) Operating Costs. The Assuming Institution agrees, during its period of use of any Leased Data Management Equipment, to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of any existing Leased Data Management Equipment leases entered into by the Failed Bank, including without limitation the timely payment of all rent, taxes, fees, charges, maintenance, utilities, insurance and assessments.
          (e) Assuming Institution’s Obligation. The Assuming Institution shall, not later than fifty (50) days after giving the notice provided in Section 4.7(b), (i) relinquish and release to the Receiver or, at the direction of the Receiver, to a third party, all Leased Data Management Equipment, in the same condition as at Bank Closing, normal wear and tear excepted, or (ii) accept an assignment or a sublease of any existing Leased Data Management lease or negotiate a new lease or license agreement under this Section 4.7 with respect to Leased Data Management Equipment.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

          (f) Data Removal. The Assuming Institution shall, prior to returning any Leased Data Management Equipment, and unless otherwise requested by the Receiver, (i) remove all data from the Leased Data Management Equipment and (ii) provide a written statement to the Receiver that all data has been removed in a manner that renders it unrecoverable.
     4.8. Certain Existing Agreements.
          (a) Assumption of Agreements. Subject to the provisions of Section 4.8(b), with respect to agreements existing as of the Bank Closing Date which provide for the rendering of services by or to the Failed Bank, within ninety (90) days after the Bank Closing Date, the Assuming Institution shall give the Receiver written notice specifying whether it elects to assume or not to assume each such agreement. Except as may be otherwise provided in this Article IV, the Assuming Institution agrees to comply with the terms of each such agreement for a period commencing on the day after the Bank Closing Date and ending on: (i) in the case of an agreement that provides for the rendering of services by the Failed Bank, the date which is ninety (90) days after the Bank Closing Date, and (ii) in the case of an agreement that provides for the rendering of services to the Failed Bank, the date which is thirty (30) days after the Assuming Institution has given notice to the Receiver of its election not to assume such agreement; provided that the Receiver can reasonably make such service agreements available to the Assuming Institution. The Assuming Institution shall be deemed by the Receiver to have assumed agreements for which no notification is timely given. The Receiver agrees to assign, transfer, convey and deliver to the Assuming Institution all right, title and interest of the Receiver, if any, in and to agreements the Assuming Institution assumes hereunder. In the event the Assuming Institution elects not to accept an assignment of any lease (or sublease) or negotiate a new lease for leased Bank Premises under Section 4.6 and does not otherwise occupy such premises, the provisions of this Section 4.8(a) shall not apply to service agreements related to such premises. The Assuming Institution agrees, during the period it has the use or benefit of any such agreement, promptly to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of such agreement.
          (b) Excluded Agreements. The provisions of Section 4.8(a) regarding the Assuming Institution’s election to assume or not assume certain agreements shall not apply to (i) agreements pursuant to which the Failed Bank provides mortgage servicing for others or mortgage servicing is provided to the Failed Bank by others, (ii) agreements maintained between the Failed Bank and MERSCORP, Inc., or its wholly owned subsidiary, Mortgage Electronic Registration Systems, Inc., (iii) agreements that are subject to Sections 4.1 through 4.7 and any insurance policy or bond referred to in Section 3.5(a) or other agreement specified in Section 3.5 and (iv) consulting, management or employment agreements, if any, between the Failed Bank and its employees or other Persons. Except as otherwise expressly set forth elsewhere in this Agreement, the Assuming Institution does not assume any liabilities or acquire any rights under any of the agreements described in this Section 4.8(b).
     4.9. Informational Tax Reporting. The Assuming Institution agrees to perform all obligations of the Failed Bank with respect to Federal and State income tax informational reporting related to (i) the Assets and the Liabilities Assumed, (ii) deposit accounts that were closed and loans that were paid off or collateral obtained with respect thereto prior to the Bank

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Closing Date, (iii) miscellaneous payments made to vendors of the Failed Bank, and (iv) any other asset or liability of the Failed Bank, including, without limitation, loans not purchased and Deposits not assumed by the Assuming Institution, as may be required by the Receiver.
     4.10. Insurance.
          (a) Assuming Institution to Insure. The Assuming Institution will obtain and maintain insurance coverage acceptable to the Receiver (including public liability, fire, and extended coverage insurance) naming the Assuming Institution as the insured and the Receiver as additional insured, effective from and after the Bank Closing Date, with respect to all (i) Bank Premises that the Assuming Institution occupies, and (ii) Fixtures, Furniture and Equipment and Leased Data Management Equipment located on those Bank Premises.
          (b) Rights of Receiver. If the Assuming Institution at any time from or after Bank Closing Date fails to (i) obtain or maintain any of the insurance policies required by Section 4.10(a), (ii) pay any premium in whole or in part related to those insurance policies, or (iii) provide evidence of those insurance policies acceptable to the Receiver, then the Receiver may in its sole and absolute discretion, without notice, and without waiving or releasing any obligation or liability of the Assuming Institution, obtain and maintain insurance policies, pay insurance premiums and take any other actions with respect to the insurance coverage as the Receiver deem advisable. The Assuming Institution will reimburse the Receiver for all sums disbursed in connection with this Section 4.10(b).
     4.11. Office Space for Receiver and Corporation; Certain Payments.
          (a) FDIC Office Space. For the period commencing on the day following the Bank Closing Date and ending on the one hundred eightieth (180th) day following the Bank Closing Date, the Assuming Institution will provide to the Receiver and the Corporation, without charge, adequate and suitable office space (including parking facilities and vault space), furniture, equipment (including photocopying and telecopying machines), email accounts, network access and technology resources (such as shared drive), and utilities (including local telephone service and fax machines) (collectively, “FDIC Office Space”) at the Bank Premises occupied by the Assuming Institution for the Receiver and the Corporation to use in the discharge of their respective functions with respect to the Failed Bank.
          (b) Receiver’s Right to Extend. Upon written notice by the Receiver or the Corporation, for the period commencing on the one hundred eighty first (181st) day following the Bank Closing Date and ending no later than the three hundred and sixty-fifth (365th) day following the Bank Closing Date, the Assuming Institution will continue to provide to the Receiver and the Corporation FDIC Office Space at the Bank Premises. During the period from the 181st day following the Bank Closing Date until the day the FDIC and the Corporation vacate FDIC Office Space, the Receiver and the Corporation will pay to the Assuming Institution their respective pro rata share (based on square footage occupied) of (A) the market rental value for the applicable owned Bank Premises or (B) actual rent paid for applicable leased Bank Premises.
          (c) Receiver’s Relocation Right. If the Receiver or the Corporation determine that the space provided by the Assuming Institution is inadequate or unsuitable, the Receiver and

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

the Corporation may relocate to other quarters having adequate and suitable FDIC Office Space and the costs of relocation and any rental and utility costs for the balance of the period of occupancy by the Receiver and the Corporation shall be borne by the Assuming Institution.
          (d) Expenditures. The Assuming Institution will pay such bills and invoices on behalf of the Receiver and the Corporation as the Receiver or the Corporation may direct for the period beginning on the date of the Bank Closing Date and ending on Settlement Date. The Assuming Institution shall submit its requests for reimbursement of such expenditures pursuant to Article VIII of this Agreement.
     4.12. Continuation of Group Health Plan Coverage for Former Employees of the Failed Bank.
          (a) Continuation Coverage. The Assuming Institution agrees to assist the Receiver, as provided in this Section 4.12, in offering individuals who were employees or former employees of the Failed Bank, or any of its Subsidiaries, and who, immediately prior to the Bank Closing Date, were receiving, or were eligible to receive, health insurance coverage or health insurance continuation coverage from the Failed Bank (“Eligible Individuals”), the opportunity to obtain health insurance coverage in the Corporation’s Federal Insurance Administration Continuation Coverage Plan which provides for health insurance continuation coverage to such Eligible Individuals and other persons who are qualified beneficiaries of the Failed Bank (“Qualified Beneficiaries”) as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) § 607, 29 U.S.C. § 1167. The Assuming Institution shall consult with the Receiver and not later than five (5) Business Days after the Bank Closing Date shall provide written notice to the Receiver of the number (if available), identity (if available) and addresses (if available) of the Eligible Individuals who are Qualified Beneficiaries of the Failed Bank and for whom a “qualifying event” (as defined in ERISA § 603, 29 U.S.C. § 1163) has occurred and with respect to whom the Failed Bank’s obligations under Part 6 of Subtitle B of Title I of ERISA, 29 U.S.C. §§ 1161-1169 have not been satisfied in full, and such other information as the Receiver may reasonably require. The Receiver shall cooperate with the Assuming Institution in order to permit it to prepare such notice and shall provide to the Assuming Institution such data in its possession as may be reasonably required for purposes of preparing such notice.
          (b) Qualified Beneficiaries; Expenses. The Assuming Institution shall take such further action to assist the Receiver in offering the Eligible Individuals who are Qualified Beneficiaries of the Failed Bank the opportunity to obtain health insurance coverage in the Corporation’s Federal Insurance Administration Continuation Coverage Plan as the Receiver may direct. All expenses incurred and paid by the Assuming Institution (i) in connection with the obligations of the Assuming Institution under this Section 4.12, and (ii) in providing health insurance continuation coverage to any Eligible Individuals who are hired by the Assuming Institution and such employees’ Qualified Beneficiaries shall be borne by the Assuming Institution.
          (c) Employee List. No later than five (5) Business Days after the Bank Closing Date, the Assuming Institution shall provide the Receiver with a list of all Failed Bank employees the Assuming Institution will not hire. Unless otherwise agreed, the Assuming Institution shall pay all salaries and payroll costs for all Failed Bank employees until the list is

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

provided to the Receiver. The Assuming Institution shall be responsible for all costs and expenses (i.e., salary, benefits, etc.) associated with all other employees not on that list from and after the date of delivery of the list to the Receiver. The Assuming Institution shall offer to the Failed Bank employees it retains employment benefits comparable to those the Assuming Institution, offers its current employees.
          (d) No Third Party Beneficiaries. This Section 4.12 is for the sole and exclusive benefit of the parties to this Agreement, and for the benefit of no other Person (including any former employee of the Failed Bank or any Subsidiary thereof, Eligible Individual or Qualified Beneficiary of such former employee). Nothing in this Section 4.12 is intended by the parties, or shall be construed, to give any Person (including any former employee of the Failed Bank or any Subsidiary thereof, Eligible Individual or Qualified Beneficiary of such former employee) other than the Corporation, the Receiver and the Assuming Institution, any legal or equitable right, remedy or claim under or with respect to the provisions of this Section 4.12.
     4.13. Interim Asset Servicing. At any time after the Bank Closing Date, the Receiver may establish on its books an asset pool(s) and may transfer to such asset pool(s) (by means of accounting entries on the books of the Receiver) all or any assets and liabilities of the Failed Bank which are not acquired by the Assuming Institution, including, without limitation, wholly unfunded Commitments and assets and liabilities which may be acquired, funded or originated by the Receiver subsequent to the Bank Closing Date. The Receiver may remove assets (and liabilities) from or add assets (and liabilities) to such pool(s) at any time in its discretion. At the option of the Receiver, the Assuming Institution agrees to service, administer and collect such pool assets in accordance with, and for the term set forth in, Exhibit 4.13.
     4.14. [RESERVED]
     4.15. Loss Sharing. This Agreement includes no Shared-Loss Agreements.
ARTICLE V. DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK.
     5.1. Payment of Checks, Drafts, Orders and Deposits. Subject to Section 9.5, the Assuming Institution agrees to pay all properly drawn checks, drafts, withdrawal orders and Assumed Deposits of depositors of the Failed Bank presented for payment, whether drawn on the check or draft forms provided by the Failed Bank or by the Assuming Institution, to the extent that the Deposit balances to the credit of the respective makers or drawers assumed by the Assuming Institution under this Agreement are sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to the Deposit balances due and owing to the depositors of the Failed Bank assumed by the Assuming Institution under this Agreement.
     5.2. Certain Agreements Related to Deposits. Except as may be modified pursuant to Section 2.2, the Assuming Institution agrees to honor the terms and conditions of any written escrow or mortgage servicing agreement or other similar agreement relating to a Deposit liability assumed by the Assuming Institution pursuant to this Agreement.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

     53. Notice to Depositors.
          (a) Assumption of Deposits. Within seven (7) days after the Bank Closing Date, the Assuming Institution shall give notice by mail to each depositor of the Failed Bank of (i) the assumption of the Deposit liabilities of the Failed Bank, and (ii) the procedures to claim Deposits (the Receiver shall provide item (ii) to Assuming Institution). The Assuming Institution shall also publish notice of its assumption of the Deposit liabilities of the Failed Bank in a newspaper of general circulation in the county or counties in which the Failed Bank was located.
          (b) Notice to Depositors. Within seven (7) days after the Bank Closing Date, the Assuming Institution shall give notices by mail to each depositor of the Failed Bank, as required under Section 2.2.
          (c) Fee Schedule. If the Assuming Institution proposes to charge fees different from those fees formerly charged by the Failed Bank, the Assuming Institution shall include its fee schedule in its mailed notice.
          (d) Approval of Notices and Publications. The Assuming Institution shall obtain approval of all notices and publications required by this Section 5.3 from counsel for the Receiver prior to mailing or publication.
ARTICLE VI. RECORDS.
     6.1. Transfer of Records. In accordance with Sections 2.1 and 3.1, the Receiver assigns, transfers, conveys and delivers to the Assuming Institution, whether located on Bank Premises occupied or not occupied by the Assuming Institution or at any other location, any and all Records of the Failed Bank, other than the following:
          (a) Records pertaining to former employees of the Failed Bank who were no longer employed by the Failed Bank as of the Bank Closing Date and Records pertaining to employees of the Failed Bank who were employed by the Failed Bank as of the Bank Closing Date and for whom the Receiver is unable to obtain a waiver to release such Records to the Assuming Institution;
          (b) Records pertaining to (i) any asset or liability of the Failed Bank retained by the Receiver, or (ii) any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement; and
          (c) any other Records as determined by the Receiver.
     6.2. Transfer of Assigned Records. The Receiver shall transfer to the Assuming Institution all Records described in Section 6.1 as soon as practicable on or after the date of this Agreement.
     6.3. Preservation of Records.
          (a) Assuming Institution Records Retention. The Assuming Institution agrees that it will preserve and maintain for the joint benefit of the Receiver, the Corporation and the Assuming Institution, all Records of which it has custody. The Assuming Institution shall have

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

the primary responsibility to respond to subpoenas, discovery requests, and other similar official inquiries and customer requests for lien releases with respect to the Records of which it has custody. With respect to its obligations under this Section 6.3 regarding Electronically Stored Information, the Assuming Institution will complete the Data Retention Catalog attached hereto as Schedule 6.3 and submit it to the Receiver within thirty (30) days following the Bank Closing Date.
          (b) Destruction of Certain Records. With regard to all Records of which it has custody which are at least ten (10) years old as of the date of the appointment of the Receiver, the Assuming Institution agrees to request written permission to destroy such records by submitting a written request to destroy, specifying precisely which records are included in the request, to DRR- Records Manager, CServiceFDICDAL@FDIC.gov.
          (c) Destruction of Records After Six Years. With regard to all Records of which it has custody which have been maintained in the custody of the Assuming Institution after six (6) years from the date of the appointment of the Receiver, the Assuming Institution agrees to request written permission to destroy such records by submitting a written request to destroy, specifying precisely which records are included in the request, to DRR- Records Manager, CServiceFDICDAL@FDIC.gov.
     6.4. Access to Records; Copies. The Assuming Institution agrees to permit the Receiver and the Corporation access to all Records of which the Assuming Institution has custody, and to use, inspect, make extracts from or request copies of any such Records in the manner and to the extent requested, and to duplicate, in the discretion of the Receiver or the Corporation, any Record pertaining to Deposit account relationships; provided that in the event that the Failed Bank maintained one or more duplicate copies of such Records, the Assuming Institution hereby assigns, transfers, and conveys to the Corporation one such duplicate copy of each such Record without cost to the Corporation, and agrees to deliver to the Corporation all Records assigned and transferred to the Corporation under this Article VI as soon as practicable on or after the date of this Agreement. The party requesting a copy of any Record shall bear the cost (based on standard accepted industry charges to the extent applicable, as determined by the Receiver) for providing such duplicate Records. A copy of each Record requested shall be provided as soon as practicable by the party having custody thereof.
     6.5. Right of Receiver or Corporation to Audit. The Receiver or the Corporation, their respective agents, contractors and employees, may (but are not required to) perform an audit to determine the Assuming Institution’s compliance with this Agreement at any time, by providing not less than ten (10) Business Days prior notice. The scope and duration of any such audit shall be at the discretion of the Receiver or the Corporation, as the case may be. The Receiver or the Corporation, as the case may be, shall bear the expense of any such audit. In the event that any corrections are necessary as a result of such an audit, the Assuming Institution and the Receiver shall make such accounting adjustments, payments and withholdings as may be necessary to give retroactive effect to such corrections.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

ARTICLE VII. BID; INITIAL PAYMENT.
     The Assuming Institution has submitted to the Receiver a Deposit premium bid of 0.0% and an Asset premium (discount) bid of $(16,400,000) (the “Bid Amount”). The Deposit premium bid will be applied to the total of all Assumed Deposits except for brokered, CDARS®, and any market place or similar subscription services Deposits as reflected on Schedule 7. On the Payment Date, the Assuming Institution will pay to the Corporation, or the Corporation will pay to the Assuming Institution, as the case may be, the Initial Payment, together with interest on such amount (if the Payment Date is not the day following the Bank Closing Date) from and including the day following the Bank Closing Date to and including the day preceding the Payment Date at the Settlement Interest Rate.
ARTICLE VIII. ADJUSTMENTS.
     8.1. Pro Forma Statement. The Receiver, as soon as practicable after the Bank Closing Date, in accordance with the best information then available, shall provide to the Assuming Institution a Pro Forma statement reflecting any adjustments of such liabilities and assets as may be necessary. Such Pro Forma statement shall take into account, to the extent possible, (a) liabilities and assets of a nature similar to those contemplated by Section 2.1 or Section 3.1, respectively, which on the Bank Closing Date were carried in the Failed Bank’s suspense accounts, (b) accruals as of the Bank Closing Date for all income related to the assets and business of the Failed Bank acquired by the Assuming Institution hereunder, whether or not such accruals were reflected on the Failed Bank Records in the normal course of its operations, and (c) adjustments to determine the Book Value of any investment in an Acquired Subsidiary and related accounts on the “bank only” (unconsolidated) balance sheet of the Failed Bank based on the equity method of accounting, whether or not the Failed Bank used the equity method of accounting for investments in subsidiaries, except that the resulting amount cannot be less than the Acquired Subsidiary’s recorded equity as of the Bank Closing Date as reflected on the Failed Bank Records of the Acquired Subsidiary. Any Asset purchased by the Assuming Institution pursuant to Section 3.1 which the Failed Bank partially or wholly charged off during the period beginning the day after the Bid Valuation Date to the date of the Bank Closing Date shall be deemed not to be charged off for the purposes of the Pro Forma statement, and the purchase price shall be determined pursuant to Section 3.2.
     8.2. Correction of Errors and Omissions; Other Liabilities.
          (a) Adjustments to Correct Errors. In the event any bookkeeping omissions or errors are discovered in preparing any Pro Forma statement or in completing the transfers and assumptions contemplated hereby, the parties hereto agree to correct such errors and omissions, it being understood that, as far as practicable, all adjustments will be made consistent with the judgments, methods, policies or accounting principles utilized by the Failed Bank in preparing and maintaining Failed Bank Records, except that adjustments made pursuant to this Section 8.2(a) are not intended to bring the Failed Bank Records into accordance with generally accepted accounting principles.
          (b) Receiver’s Rights Regarding Other Liabilities. If the Receiver discovers at any time subsequent to the date of this Agreement that any claim exists against the Failed Bank which is of such a nature that it would have been included in the liabilities assumed under

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Article II had the existence of such claim or the facts giving rise thereto been known as of the Bank Closing Date, the Receiver may, in its discretion, at any time, require that such claim be assumed by the Assuming Institution in a manner consistent with the intent of this Agreement. The Receiver will make appropriate adjustments to the Pro Forma statement provided by the Receiver to the Assuming Institution pursuant to Section 8.1 as may be necessary.
     8.3. Payments. The Receiver agrees to cause to be paid to the Assuming Institution, or the Assuming Institution agrees to pay to the Receiver, as the case may be, on the Settlement Date, a payment in an amount which reflects net adjustments (including any costs, expenses and fees associated with determinations of value as provided in this Agreement) made pursuant to Section 8.1 or Section 8.2, plus interest as provided in Section 8.4. The Receiver and the Assuming Institution agree to effect on the Settlement Date any further transfer of assets to or assumption of liabilities or claims by the Assuming Institution as may be necessary in accordance with Section 8.1 or Section 8.2.
     8.4. Interest. Any amounts paid under Section 8.3 or Section 8.5 shall bear interest for the period from and including the day following the Bank Closing Date to and including the day preceding the payment at the Settlement Interest Rate.
     8.5. Subsequent Adjustments. In the event that the Assuming Institution or the Receiver discovers any errors or omissions as contemplated by Section 8.2 or any error with respect to the payment made under Section 8.3 after the Settlement Date, the Assuming Institution and the Receiver agree to promptly correct any such errors or omissions, make any payments and effect any transfers or assumptions as may be necessary to reflect any such correction plus interest as provided in Section 8.4.
ARTICLE IX. CONTINUING COOPERATION.
     9.1. General Matters. The parties hereto will, in good faith and with their best efforts, cooperate with each other to carry out the transactions contemplated by this Agreement and to effect the purposes hereof.
     9.2. Additional Title Documents. The Receiver, the Corporation and the Assuming Institution each shall, at any time, and from time to time, upon the request of any party hereto, execute and deliver such additional instruments and documents of conveyance as shall be reasonably necessary to vest in the appropriate party its full legal or equitable title in and to the property transferred pursuant to this Agreement or to be transferred in accordance herewith. The Assuming Institution shall prepare such instruments and documents of conveyance (in form and substance satisfactory to the Receiver) as shall be necessary to vest title to the Assets in the Assuming Institution. The Assuming Institution shall be responsible for recording such instruments and documents of conveyance at its own expense.
     9.3. Claims and Suits.
          (a) Defense and Settlement. The Receiver shall have the right, in its discretion, to (i) defend or settle any claim or suit against the Assuming Institution with respect to which the Receiver has indemnified the Assuming Institution in the same manner and to the same extent as provided in Article XII, and (ii) defend or settle any claim or suit against the Assuming Institution with respect to any Liability Assumed, which claim or suit may result in a

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

loss to the Receiver arising out of or related to this Agreement, or which existed against the Failed Bank on or before the Bank Closing Date. The exercise by the Receiver of any rights under this Section 9.3(a) shall not release the Assuming Institution with respect to any of its obligations under this Agreement.
          (b) Removal of Actions. In the event any action at law or in equity shall be instituted by any Person against the Receiver and the Corporation as codefendants with respect to any asset of the Failed Bank retained or acquired pursuant to this Agreement by the Receiver, the Receiver agrees, at the request of the Corporation, to join with the Corporation in a petition to remove the action to the United States District Court for the proper district. The Receiver agrees to institute, with or without joinder of the Corporation as co-plaintiff, any action with respect to any such retained or acquired asset or any matter connected therewith whenever notice requiring such action shall be given by the Corporation to the Receiver.
     9.4. Payment of Deposits. In the event any depositor does not accept the obligation of the Assuming Institution to pay any Deposit liability of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement and asserts a claim against the Receiver for all or any portion of any such Deposit liability, the Assuming Institution agrees on demand to provide to the Receiver funds sufficient to pay such claim in an amount not in excess of the Deposit liability reflected on the books of the Assuming Institution at the time such claim is made. Upon payment by the Assuming Institution to the Receiver of such amount, the Assuming Institution shall be discharged from any further obligation under this Agreement to pay to any such depositor the amount of such Deposit liability paid to the Receiver.
     9.5. Withheld Payments. At any time, the Receiver or the Corporation may, in its discretion, determine that all or any portion of any deposit balance assumed by the Assuming Institution pursuant to this Agreement does not constitute a “Deposit” (or otherwise, in its discretion, determine that it is the best interest of the Receiver or Corporation to withhold all or any portion of any deposit), and may direct the Assuming Institution to withhold payment of all or any portion of any such deposit balance. Upon such direction, the Assuming Institution agrees to hold such deposit and not to make any payment of such deposit balance to or on behalf of the depositor, or to itself, whether by way of transfer, set-off or otherwise. The Assuming Institution agrees to maintain the “withheld payment” status of any such deposit balance until directed in writing by the Receiver or the Corporation as to its disposition. At the direction of the Receiver or the Corporation, the Assuming Institution shall return all or any portion of such deposit balance to the Receiver or the Corporation, as appropriate, and thereupon the Assuming Institution shall be discharged from any further liability to such depositor with respect to such returned deposit balance. If such deposit balance has been paid to the depositor prior to a demand for return by the Corporation or the Receiver, and payment of such deposit balance had not been previously withheld pursuant to this Section 9.5, the Assuming Institution shall not be obligated to return such deposit balance to the Receiver or the Corporation. The Assuming Institution shall be obligated to reimburse the Corporation or the Receiver, as the case may be, for the amount of any deposit balance or portion thereof paid by the Assuming Institution in contravention of any previous direction to withhold payment of such deposit balance or return such deposit balance the payment of which was withheld pursuant to this Section 9.5.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

     9.6. Proceedings with Respect to Certain Assets and Liabilities.
          (a) Cooperation by Assuming Institution. In connection with any investigation, proceeding or other matter with respect to any asset or liability of the Failed Bank retained by the Receiver, or any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement, the Assuming Institution shall cooperate to the extent reasonably required by the Receiver.
          (b) Access to Records. In addition to its obligations under Section 6.4, the Assuming Institution shall provide representatives of the Receiver access at reasonable times and locations without other limitation or qualification to (i) its directors, officers, employees and agents and those of the Acquired Subsidiaries, and (ii) its books and Records, the books and Records of such Acquired Subsidiaries and all Credit Files, and copies thereof. Copies of books, Records and Credit Files shall be provided by the Assuming Institution as requested by the Receiver and the costs of duplication thereof shall be borne by the Receiver.
          (c) Loan Documents. Not later than ten (10) days after the Put Notice pursuant to Section 3.4 or the date of the notice of transfer of any Loan by the Assuming Institution to the Receiver pursuant to Section 3.6, the Assuming Institution shall deliver to the Receiver such documents with respect to such Loan as the Receiver may request, including without limitation the following: (i) all related Credit Documents (other than certificates, notices and other ancillary documents), (ii) a certificate setting forth the principal amount on the date of the transfer and the amount of interest, fees and other charges then accrued and unpaid thereon, and any restrictions on transfer to which any such Loan is subject, and (iii) all Credit Files, and all documents, microfiche, microfilm and computer records (including but not limited to magnetic tape, disc storage, card forms and printed copy) maintained by, owned by, or in the possession of the Assuming Institution or any Affiliate of the Assuming Institution relating to the transferred Loan.
     9.7. Information. The Assuming Institution promptly shall provide to the Corporation such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement as the Corporation or the Receiver may request from time to time, and, at the request of the Receiver, make available employees of the Failed Bank employed or retained by the Assuming Institution to assist in preparation of the Pro Forma statement pursuant to Section 8.1.
     9.8. Tax Ruling. The Assuming Institution shall not at any time, without the Corporation’s prior consent, seek a private letter ruling or other determination from the Internal Revenue Service or otherwise seek to qualify for any special tax treatment or benefits associated with any payments made by the Receiver or Corporation pursuant to this Agreement.
ARTICLE X. CONDITION PRECEDENT.
     The obligations of the parties to this Agreement are subject to the Receiver and the Corporation having received at or before the Bank Closing Date evidence reasonably satisfactory to each of any necessary approval, waiver, or other action by any governmental authority, the board of directors of the Assuming Institution, or other third party, with respect to this Agreement and the transactions contemplated hereby, the closing of the Failed Bank and the

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

appointment of the Receiver, the chartering of the Assuming Institution, and any agreements, documents, matters or proceedings contemplated hereby or thereby.
ARTICLE XI. REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION.
     The Assuming Institution represents and warrants to the Corporation and the Receiver as follows:
     11.1. Corporate Existence and Authority. The Assuming Institution (a) is duly organized, validly existing and in good standing under the laws of its Chartering Authority and has full power and authority to own and operate its properties and to conduct its business as now conducted by it, and (b) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Assuming Institution has taken all necessary corporate (or other applicable governance) action to authorize the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby.
     11.2. Third Party Consents. No governmental authority or other third party consents (including but not limited to approvals, licenses, registrations or declarations) are required in connection with the execution, delivery or performance by the Assuming Institution of this Agreement, other than such consents as have been duly obtained and are in full force and effect.
     11.3. Execution and Enforceability. This Agreement has been duly executed and delivered by the Assuming Institution and when this Agreement has been duly authorized, executed and delivered by the Corporation and the Receiver, this Agreement will constitute the legal, valid and binding obligation of the Assuming Institution, enforceable in accordance with its terms.
     11.4. Compliance with Law.
          (a) No Violations. Neither the Assuming Institution nor any of its Subsidiaries is in violation of any statute, regulation, order, decision, judgment or decree of, or any restriction imposed by, the United States of America, any State, municipality or other political subdivision or any agency of any of the foregoing, or any court or other tribunal having jurisdiction over the Assuming Institution or any of its Subsidiaries or any assets of any such Person, or any foreign government or agency thereof having such jurisdiction, with respect to the conduct of the business of the Assuming Institution or of any of its Subsidiaries, or the ownership of the properties of the Assuming Institution or any of its Subsidiaries, which, either individually or in the aggregate with all other such violations, would materially and adversely affect the business, operations or condition (financial or otherwise) of the Assuming Institution or the ability of the Assuming Institution to perform, satisfy or observe any obligation or condition under this Agreement.
          (b) No Conflict. Neither the execution and delivery nor the performance by the Assuming Institution of this Agreement will result in any violation by the Assuming Institution of, or be in conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

     11.5. Insured or Guaranteed Loans. If any Loans being transferred pursuant to this Agreement are insured or guaranteed by any department or agency of any governmental unit, federal, state or local, Assuming Institution represents that Assuming Institution has been approved by such agency and is an approved lender or mortgagee, as appropriate, if such approval is required. The Assuming Institution further assumes full responsibility for determining whether or not such insurance or guarantees are in full force and effect on the date of this Agreement and with respect to those Loans whose insurance or guaranty is in full force and effect on the date of this Agreement, Assuming Institution assumes full responsibility for doing all things necessary to insure such insurance or guarantees remain in full force and effect. Assuming Institution agrees to assume all of the obligations under the contract(s) of insurance or guaranty and agrees to cooperate with the Receiver where necessary to complete forms required by the insuring or guaranteeing department or agency to effect or complete the transfer to Assuming Institution.
     11.6. Representations Remain True. The Assuming Institution represents and warrants that it has executed and delivered to the Corporation a Purchaser Eligibility Certification and Confidentiality Agreement and that all information provided and representations made by or on behalf of the Assuming Institution in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the Purchaser Eligibility Certification and Confidentiality Agreement (which are affirmed and ratified hereby) are and remain true and correct in all material respects and do not fail to state any fact required to make the information contained therein not misleading.
     11.7. No Reliance; Independent Advice. The Assuming Institution is not relying on the Receiver or the Corporation for any business, legal, tax, accounting, investment or other advice in connection with this Agreement and the Exhibits hereto and documents delivered in connection with the foregoing, and has had adequate opportunity to consult with advisors of its choice in connection therewith.
ARTICLE XII. INDEMNIFICATION.
     12.1. Indemnification of Indemnitees. From and after the Bank Closing Date and subject to the limitations set forth in this Section 12.1 and Section 12.6 and compliance by the Indemnitees with Section 12.2, the Receiver agrees to indemnify and hold harmless the Indemnitees against any and all costs, losses, liabilities, expenses (including attorneys’ fees) incurred prior to the assumption of defense by the Receiver pursuant to Section 12.2(d), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with claims against any Indemnitee based on liabilities of the Failed Bank that are not assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution for which indemnification is provided:
          (a) hereunder in this Section 12.1, subject to certain exclusions as provided in Section 12.1(b):
          (i) claims based on the rights of any shareholder or former shareholder as such of (A) the Failed Bank, or (B) any Subsidiary or Affiliate of the Failed Bank;

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

          (ii) claims based on the rights of any creditor as such of the Failed Bank, or any creditor as such of any director, officer, employee or agent of the Failed Bank, with respect to any indebtedness or other obligation of the Failed Bank arising prior to the Bank Closing Date;
          (iii) claims based on the rights of any present or former director, officer, employee or agent as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank;
          (iv) claims based on any action or inaction prior to the Bank Closing Date of the Failed Bank, its directors, officers, employees or agents as such, or any Subsidiary or Affiliate of the Failed Bank, or the directors, officers, employees or agents as such of such Subsidiary or Affiliate;
          (v) claims based on any malfeasance, misfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business of the Failed Bank, if any;
          (vi) claims based on any failure or alleged failure (not in violation of law) by the Assuming Institution to continue to perform any service or activity previously performed by the Failed Bank which the Assuming Institution is not required to perform pursuant to this Agreement or which arise under any contract to which the Failed Bank was a party which the Assuming Institution elected not to assume in accordance with this Agreement and which neither the Assuming Institution nor any Subsidiary or Affiliate of the Assuming Institution has assumed subsequent to the execution hereof;
          (vii) claims arising from any action or inaction of any Indemnitee, including for purposes of this Section 12.1(a)(vii) the former officers or employees of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank that is taken upon the specific written direction of the Corporation or the Receiver, other than any action or inaction taken in a manner constituting bad faith, gross negligence or willful misconduct; and
          (viii) claims based on the rights of any depositor of the Failed Bank whose deposit has been accorded “withheld payment” status and/or returned to the Receiver or Corporation in accordance with Section 9.5 and/or has become an “unclaimed deposit” or has been returned to the Corporation or the Receiver in accordance with Section 2.3;
          (b) provided that with respect to this Agreement, except for Section 12.1(a)(vii) and (viii), no indemnification will be provided under this Agreement for any:
          (i) judgment or fine against, or any amount paid in settlement (without the written approval of the Receiver) by, any Indemnitee in connection with any action that seeks damages against any Indemnitee (a “Counterclaim”) arising with respect to any Asset and based on any action or inaction of either the Failed Bank, its directors, officers, employees or agents as such prior to the Bank Closing Date, unless any such judgment, fine or amount paid in settlement exceeds the greater of (A) the Repurchase Price of such Asset, or (B) the monetary recovery sought on such Asset by

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

the Assuming Institution in the cause of action from which the Counterclaim arises; and in such event the Receiver will provide indemnification only in the amount of such excess; and no indemnification will be provided for any costs or expenses other than any costs or expenses (including attorneys’ fees) which, in the determination of the Receiver, have been actually and reasonably incurred by such Indemnitee in connection with the defense of any such Counterclaim; and it is expressly agreed that the Receiver reserves the right to intervene, in its discretion, on its behalf and/or on behalf of the Receiver, in the defense of any such Counterclaim;
          (ii) claims with respect to any liability or obligation of the Failed Bank that is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;
          (iii) claims with respect to any liability of the Failed Bank to any present or former employee as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank, which liability is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;
          (iv) claims based on the failure of any Indemnitee to seek recovery of damages from the Receiver for any claims based upon any action or inaction of the Failed Bank, its directors, officers, employees or agents as fiduciary, agent or custodian prior to the Bank Closing Date;
          (v) claims based on any violation or alleged violation by any Indemnitee of the antitrust, branching, banking or bank holding company or securities laws of the United States of America or any State thereof;
          (vi) claims based on the rights of any present or former creditor, customer, or supplier as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;
          (vii) claims based on the rights of any present or former shareholder as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution regardless of whether any such present or former shareholder is also a present or former shareholder of the Failed Bank;
          (viii) claims, if the Receiver determines that the effect of providing such indemnification would be to (A) expand or alter the provisions of any warranty or disclaimer thereof provided in Section 3.3 or any other provision of this Agreement, or (B) create any warranty not expressly provided under this Agreement;
          (ix) claims which could have been enforced against any Indemnitee had the Assuming Institution not entered into this Agreement;
          (x) claims based on any liability for taxes or fees assessed with respect to the consummation of the transactions contemplated by this Agreement, including

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

without limitation any subsequent transfer of any Assets or Liabilities Assumed to any Subsidiary or Affiliate of the Assuming Institution;
          (xi) except as expressly provided in this Article XII, claims based on any action or inaction of any Indemnitee, and nothing in this Agreement shall be construed to provide indemnification for (i) the Failed Bank, (ii) any Subsidiary or Affiliate of the Failed Bank, or (iii) any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates; provided that the Receiver, in its sole and absolute discretion, may provide indemnification hereunder for any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates who is also or becomes a director, officer, employee or agent of the Assuming Institution or its Subsidiaries or Affiliates;
          (xii) claims or actions which constitute a breach by the Assuming Institution of the representations and warranties contained in Article XI;
          (xiii) claims arising out of or relating to the condition of or generated by an Asset arising from or relating to the presence, storage or release of any hazardous or toxic substance, or any pollutant or contaminant, or condition of such Asset which violate any applicable Federal, State or local law or regulation concerning environmental protection; and
          (xiv) claims based on, related to or arising from any asset, including a loan, acquired or liability assumed by the Assuming Institution, other than pursuant to this Agreement.
     12.2. Conditions Precedent to Indemnification. It shall be a condition precedent to the obligation of the Receiver to indemnify any Person pursuant to this Article XII that such Person shall, with respect to any claim made or threatened against such Person for which such Person is or may be entitled to indemnification hereunder:
          (a) give written notice to the Regional Counsel (Litigation Branch) of the Corporation in the manner and at the address provided in Section 13.6 of such claim as soon as practicable after such claim is made or threatened; provided that notice must be given on or before the date which is six (6) years from the date of this Agreement;
          (b) provide to the Receiver such information and cooperation with respect to such claim as the Receiver may reasonably require;
          (c) cooperate and take all steps, as the Receiver may reasonably require, to preserve and protect any defense to such claim;
          (d) in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Receiver the right, which the Receiver may exercise in its sole and absolute discretion, to conduct the investigation, control the defense and effect settlement of such claim, including without limitation the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim, all of which shall be at the expense of the Receiver; provided that the Receiver shall have notified the Person

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

claiming indemnification in writing that such claim is a claim with respect to which such Person is entitled to indemnification under this Article XII;
          (e) not incur any costs or expenses in connection with any response or suit with respect to such claim, unless such costs or expenses were incurred upon the written direction of the Receiver; provided that the Receiver shall not be obligated to reimburse the amount of any such costs or expenses unless such costs or expenses were incurred upon the written direction of the Receiver;
          (f) not release or settle such claim or make any payment or admission with respect thereto, unless the Receiver consents thereto; provided that the Receiver shall not be obligated to reimburse the amount of any such settlement or payment unless such settlement or payment was effected upon the written direction of the Receiver; and
          (g) take such reasonable action as the Receiver may request in writing as necessary to preserve, protect or enforce the rights of the Indemnitee against any Primary Indemnitor.
     12.3. No Additional Warranty. Nothing in this Article XII shall be construed or deemed to (a) expand or otherwise alter any warranty or disclaimer thereof provided under Section 3.3 or any other provision of this Agreement with respect to, among other matters, the title, value, collectability, genuineness, enforceability, documentation, condition or freedom from liens or encumbrances, of any (i) Asset, or (ii) asset of the Failed Bank purchased by the Assuming Institution subsequent to the execution of this Agreement by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, or (b) create any warranty not expressly provided under this Agreement with respect thereto.
     12.4. Indemnification of Receiver and Corporation. From and after the Bank Closing Date, the Assuming Institution agrees to indemnify and hold harmless the Corporation and the Receiver and their respective directors, officers, employees and agents from and against any and all costs, losses, liabilities, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any of the following:
          (a) claims based on any and all liabilities or obligations of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, whether or not any such liabilities subsequently are sold and/or transferred, other than any claim based upon any action or inaction of any Indemnitee as provided in Section 12.1(a)(vii) or (viii);
          (b) claims based on any act or omission of any Indemnitee (including but not limited to claims of any Person claiming any right or title by or through the Assuming Institution with respect to Assets transferred to the Receiver pursuant to Section 3.4 or Section 3.6), other than any action or inaction of any Indemnitee as provided in (vii) or (viii) of Section 12.1(a); and
          (c) claims based on any failure to preserve, maintain or provide reasonable access to Records transferred to the Assuming Institution pursuant to Article VI.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

     12.5. Obligations Supplemental. The obligations of the Receiver, and the Corporation as guarantor in accordance with Section 12.7, to provide indemnification under this Article XII are to supplement any amount payable by any Primary Indemnitor to the Person indemnified under this Article XII. Consistent with that intent, the Receiver agrees only to make payments pursuant to such indemnification to the extent not payable by a Primary Indemnitor. If the aggregate amount of payments by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, and all Primary Indemnitors with respect to any item of indemnification under this Article XII exceeds the amount payable with respect to such item, such Person being indemnified shall notify the Receiver thereof and, upon the request of the Receiver, shall promptly pay to the Receiver, or the Corporation as appropriate, the amount of the Receiver’s (or Corporation’s) payments to the extent of such excess.
     12.6. Criminal Claims. Notwithstanding any provision of this Article XII to the contrary, in the event that any Person being indemnified under this Article XII shall become involved in any criminal action, suit or proceeding, whether judicial, administrative or investigative, the Receiver shall have no obligation hereunder to indemnify such Person for liability with respect to any criminal act or to the extent any costs or expenses are attributable to the defense against the allegation of any criminal act, unless (a) the Person is successful on the merits or otherwise in the defense against any such action, suit or proceeding, or (b) such action, suit or proceeding is terminated without the imposition of liability on such Person.
     12.7. Limited Guaranty of the Corporation. The Corporation hereby guarantees performance of the Receiver’s obligation to indemnify the Assuming Institution as set forth in this Article XII. It is a condition to the Corporation’s obligation hereunder that the Assuming Institution shall comply in all respects with the applicable provisions of this Article XII. The Corporation shall be liable hereunder only for such amounts, if any, as the Receiver is obligated to pay under the terms of this Article XII but shall fail to pay. Except as otherwise provided above in this Section 12.7, nothing in this Article XII is intended or shall be construed to create any liability or obligation on the part of the Corporation, the United States of America or any department or agency thereof under or with respect to this Article XII, or any provision hereof, it being the intention of the parties hereto that the obligations undertaken by the Receiver under this Article XII are the sole and exclusive responsibility of the Receiver and no other Person or entity.
     12.8. Subrogation. Upon payment by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, to any Indemnitee for any claims indemnified by the Receiver under this Article XII, the Receiver, or the Corporation as appropriate, shall become subrogated to all rights of the Indemnitee against any other Person to the extent of such payment.
ARTICLE XIII. MISCELLANEOUS.
     13.1. Costs, Fees, and Expenses. All fees, costs and expenses incurred by a party in connection with this Agreement (including the performance of any obligations or the exercise of any rights hereunder) shall be borne by such party unless expressly otherwise provided; provided that the Assuming Institution shall pay all fees, costs and expenses (other than attorneys’ fees incurred by the Receiver) incurred in connection with the transfer to it of any Assets or Liabilities Assumed hereunder or in accordance herewith. Further, the Assuming Institution shall be responsible for the payment of MERS routine transaction charges.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

     13.2. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
     13.3. Consent; Determination or Discretion. When the consent or approval of a party is required under this Agreement, such consent or approval shall be obtained in writing and unless expressly otherwise provided, shall not be unreasonably withheld or delayed. When a determination or decision is to be made by a party under this Agreement, that party shall make such determination or decision in its reasonable discretion unless expressly otherwise provided.
     13.4. Rights Cumulative. Except as expressly otherwise provided herein, the rights of each of the parties under this Agreement are cumulative, may be exercised as often as any party considers appropriate and are in addition to each such party’s rights under this Agreement, any of the agreements related thereto or under applicable law. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right, unless expressly otherwise provided.
     13.5. References. References in this Agreement to Recitals, Articles, Sections, Schedules and Exhibits are to Recitals, Articles, Sections, Schedules and Exhibits of this Agreement, respectively, unless the context indicates that a Shared-Loss Agreement is intended. References to parties are to the parties to this Agreement. Unless expressly otherwise provided, references to days and months are to calendar days and months respectively. Article and Section headings are for convenient reference and shall not affect the meaning of this Agreement. References to the singular shall include the plural, as the context may require, and vice versa.
     13.6. Notice.
          (a) Form of Notices. All notices shall be given in writing and provided in accordance with the provisions of this Section 13.6, unless expressly otherwise provided.
          (b) Notice to the Receiver or the Corporation. With respect to a notice under this Agreement:
Federal Deposit Insurance Corporation
Receiver of First Peoples Bank, Port St. Lucie, Florida
7777 Baymeadows Way West
Jacksonville, Florida 32256
Attention: Settlement Agent

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Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
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In addition, with respect to notices under Section 4,6, with a copy to:
BankPremiseNotice@fdic.gov
Federal Deposit Insurance Corporation
Receiver of First Peoples Bank, Port St. Lucie, Florida
7777 Baymeadows Way West
Jacksonville, Florida 32256
Attention: Resolutions and Closings Manager, ORE Department
In addition, with respect to notice under Article XII:
Federal Deposit Insurance Corporation
Receiver of First Peoples Bank, Port St. Lucie, Florida
7777 Baymeadows Way West
Jacksonville, Florida 32256
Attention: Managing Counsel (Legal Division)
In addition, with respect to communications under Exhibit 4.13, a copy to:
Federal Deposit Insurance Corporation
Receiver of First Peoples Bank, Port St. Lucie, Florida
7777 Baymeadows Way West
Jacksonville, Florida 32256
Attention: Interim Servicing Manager,
          (c) Notice to Assuming Institution. With respect to a notice under this Agreement:
Premier American Bank, N.A.
(on or after July 25, 2011, Florida Community Bank, N.A.)
5301 Blue Lagoon Drive, Suite 200
Miami, Florida 33126
Attention: Daniel M. Healy, Chief Executive Officer
with a copy to: Kent S. Ellert, President and Chief Operating Officer
     13.7. Entire Agreement. This Agreement and the Shared-Loss Agreements, if any, including the Schedules and Exhibits hereto and thereto, embody the entire agreement of the parties hereto in relation to the subject matter herein and supersede all prior understandings or agreements, oral or written, between the parties.
     13.8. Counterparts. This Agreement may be executed in any number of counterparts and by the duly authorized representative of a different party hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
     13.9. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, AND IN THE ABSENCE OF CONTROLLING FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MAIN OFFICE OF THE FAILED BANK IS LOCATED.
     13.10. Successors. All terms and conditions of this Agreement shall be binding on the successors and assigns of the Receiver, the Corporation and the Assuming Institution. Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the Receiver, the Corporation and the Assuming Institution any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions contained herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of the Receiver, the Corporation and the Assuming Institution and for the benefit of no other Person.
     13.11. Modification. No amendment or other modification, rescission or release of any part of this Agreement or a Shared-Loss Agreement, if any, shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the parties.
     13.12. Manner of Payment. All payments due under this Agreement shall be in lawful money of the United States of America in immediately available funds as each party hereto may specify to the other parties; provided that in the event the Receiver or the Corporation is obligated to make any payment hereunder in the amount of $25,000.00 or less, such payment may be made by check.
     13.13. Waiver. Each of the Receiver, the Corporation and the Assuming Institution may waive its respective rights, powers or privileges under this Agreement; provided that such waiver shall be in writing; and further provided that no failure or delay on the part of the Receiver, the Corporation or the Assuming Institution to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Receiver, the Corporation or the Assuming Institution under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.
     13.14. Severability. If any provision of this Agreement is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.
     13.15. Term of Agreement. This Agreement shall continue in full force and effect until the tenth (10th) anniversary of the Bank Closing Date; provided that the provisions of Sections 6.3 and 6.4 shall survive the expiration of the term of this Agreement; and provided further that the receivership of the Failed Bank may be terminated prior to the expiration of the term of this Agreement, and in such event, the guaranty of the Corporation, as provided in and in accordance with the provisions of Section 12.7, shall be in effect for the remainder of the term of this Agreement. Expiration of the term of this Agreement shall not affect any claim or liability of any party with respect to any (a) amount which is owing at the time of such expiration,

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

regardless of when such amount becomes payable, and (b) breach of this Agreement occurring prior to such expiration, regardless of when such breach is discovered.
     13.16. Survival of Covenants, Etc. The covenants, representations, and warranties in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereunder.
[Signature Page Follows]

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF FIRST PEOPLES BANK PORT ST. LUCIE, FLORIDA

	BY:	/s/ Mark B. Gilman

	NAME:	Mark B. Gilman

	TITLE:	Receiver-in-Charge

Attest:

/s/ Dennis Trimper

FEDERAL DEPOSIT INSURANCE CORPORATION

	BY:	/s/ Mark B. Gilman

	NAME:	Mark B. Gilman

	TITLE:	Attorney-in-Fact

Attest:

/s/ Dennis Trimper

PREMIER AMERICAN BANK, N.A.

	BY:	/s/ Daniel Healy

	NAME:	Daniel Healy

	TITLE:	Chief Executive Officer

Attest:

/s/ Kent Ellert

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

SCHEDULE 2.1(a)
EXCLUDED DEPOSIT LIABILITY ACCOUNTS
Accounts Excluded from P&A Transaction
First Peoples Bank
Port Saint Lucie, Florida
First Peoples Bank has $16,620,048 in deposits associated with a Depository Organization (DO) Cede & Co. as Nominee for DTC as of 3/30/11. The DO accounts do not pass to the Assuming Bank and are excluded from the transaction as described in section 2.1 of the P&A Agreement. (See Exhibit A)

Account Number	Account Title	Total P&l
9818000709-SAV	CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY	$1,299,932
9818000829-SAV	CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY	$2,027,493
9818000845-SAV	CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY	$3,957,410
9818000853-SAV	CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY	$1,557,940
9818000861-SAV	CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY	$1,785,662
9818000869-SAV	CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY	$4,156,223
9818000877-SAV	CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY	$1,835,388

Totals		$16,620,048

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

SCHEDULE 3.2
PURCHASE PRICE OF ASSETS OR ANY OTHER ASSETS

(a)	cash and receivables from depository institutions, including cash items in the process of collection, plus interest thereon:	Book Value

(b)	securities (exclusive of the capital stock of Acquired Subsidiaries and FHLB stock), plus interest thereon:	As provided in Section 3.2(b)

(c)	federal funds sold and repurchase agreements, if any, including interest thereon:	Book Value

(d)	Loans:	Book Value

(e)	credit card business:	Book Value

(f)	Safe Deposit Boxes and related business, safekeeping business and trust business, if any:	Book Value

(g)	Records and other documents:	Book Value

(h)	Other Real Estate:	Book Value

(i)	boats, motor vehicles, aircraft, trailers, fire arms, and repossessed collateral	Book Value

(j)	capital stock of any Acquired Subsidiaries (subject to Section 3.2(b)), and FHLB stock:	Book Value

(k)	amounts owed to the Failed Bank by any Acquired Subsidiaries:	Book Value

(l)	assets securing Deposits of public money, to the extent not otherwise purchased hereunder:	Book Value

(m)	overdrafts of customers:	Book Value

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

(n)	rights, if any, with respect to Qualified Financial Contracts:	As provided in Section 3.2(c)

(o)	rights of the Failed Bank to have mortgage servicing provided to the Failed Bank by others and related contracts:	Book Value

(q)	Personal Computers and Owned Data Management Equipment:	Fair Market Value

Assets subject to an option to purchase:

(a)	Bank Premises:	Fair Market Value

(b)	Furniture and Equipment:	Fair Market Value

(c)	Fixtures:	Fair Market Value

(d)	Other Equipment:	Fair Market Value

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

SCHEDULE 3.5(l)
EXCLUDED SECURITIES

		ORIGINAL	END BOOK
CUSIP	ASSET NAME/DESCRIPTION	FACE/PAR	VALUE
BBF201231	BANKERS BANCORPORATION OF FL COMMON STK	$66,250.00	$66,250.00
FNB201231	FIRST NATIONAL BANKERS BANK COMMON STK	$149,800.00	$149,800.00

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

SCHEDULE 3.5(p)
EXCLUDED ASSET
Shores of Panama (322 Residential Condos), Panama City, FL; Book Value of $780,211 in GL account #19500-100.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

SCHEDULE 6.3
DATA RETENTION CATALOG

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

FDIC Data Management Services (DMS)
Acquirer Data Retention Catalog
Version 2.0
Failed Institution
     Name
     Data Center Address
Assuming Institution
     Name
     Address
DRC Preparation Data
DRC Preparer’s Contact
     Name
     Designation
     Phone
     Email
Alternate Contact for Subsequent Data Requests (if different from above)
     Name
     Phone
     Email
Instructions
1.	Provide preparer’s contact information and Bank information on the “Cover Page” tab.
2.	Provide point of contact and desired procedure for data requests on the “Data Request Procedure” Tab.
3.	Provide the requested application retention details on “Data Retention” tab of this workbook.
a.	Update provided application list with any additional systems that were not included

b.	Select the most appropriate value from the drop down list when the list is provided with applicable column.
If you need additional clarification while recording the information, please call Kevin Sheehan (FDIC) at 703-562-2012 or Leslle Bowie (FDIC) at 703-562-6262. Send the final copy of this document to Leslle Daley LDaley@FDIC.gov.

FDIC Confidential	5/25/2010

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

SCHEDULE 7
Accounts Excluded from Calculation of Deposit Franchise Bid Premium
The accounts identified below will pass to the Assuming Institution (unless otherwise noted). When calculating the premium to be paid on Assumed Deposits in a purchase and assumption transaction, the FDIC will exclude the following categories of deposit accounts:

Category	Description	Amount
I	Non-DO Brokered Deposits	$0.00
II	CDARS	$0.00
III	Market Place Deposits	$27,888,000.00
	Total deposits excluded from calculation of premium	$27,888,000.00
Category Description
I. Brokered Deposits
Brokered deposit accounts are accounts for which the “depositor of record” is an agent, nominee or custodian who deposits funds for a principal or principals to whom “pass-through” deposit insurance coverage may be extended. The FDIC separates brokered deposit accounts into two categories: 1) Depository Organization (DO) Brokered Deposits and 2) Non-Depository Organization (Non-DO) Brokered Deposits. This distinction is made by the FDIC to facilitate our role as Receiver and Insurer. These terms will not appear on other “brokered deposit” reports generated by [Failed Bank].
Non-DO Brokered Deposits pass to the Assuming Institution, but are excluded from Assumed Deposits when the deposit premium is calculated. Please see the attached “Schedule 7 — Non-DO Broker Deposit Detail Report” for a listing of these accounts. This list will be updated post closing with balances as of the Bank Closing Date.
If Peoples First Bank had any DO Brokered Deposits (Cede & Co as Nominee for DTC), they are excluded from Assumed Deposits in the Purchase and Assumption Agreement.
II. CDARS
CDARS deposits pass to the Assuming Institution, but are excluded from Assumed Deposits when the deposit premium is calculated.
Peoples First Bank did not participate in the CDARS program as of the date of the deposit download. If CDARS deposits are taken between the date of the deposit download and the Bank Closing Date, they will be identified post closing and made part of Schedule 7 to the Purchase and Assumption Agreement.
III. Market Place Deposits
“Market Place Deposits” is a description given to deposits that may have been solicited via a money desk, internet subscription service (for example, QwickRate®), or similar programs.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Peoples First Bank does have QwickRate deposits as identified above. The QwickRate® deposits are reported as time deposits in the Call Report. Please see the attached “Schedule 7 — QwickRate® Deposit Detail Report” for a listing of these accounts as of March 30, 2011. This list will be updated post closing with balances as of the Bank Closing Date.
This schedule provides account categories and balances as of the date of the deposit download, or as indicated. The deposit franchise bid premium will be calculated using account categories and balances as of the Bank Closing Date that are reflected in the general ledger or subsystem as described above. The final numbers for Schedule 7 will be provided post closing.
(Deposit Detail Report, Non-DO Broker, CDARS, QwickRate® begins on following page)

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Certificate Number	Company/Depositor	Principal Balance
9818002765	Energy Capital CU	$52,000.00
9818002757	Energy Capital CU	$99,000.00
9818002479	Energy Capital CU	$99,000.00
9818002957	Credit Union of Ohio	$99,000.00
9818003069	Bank of Santa Barbara	$51,000.00
9818003061	Bank of Santa Barbara	$99,000.00
9818003053	Bank of Santa Barbara	$99,000.00
9818003109	Goldenwest Credit Union	$99,000.00
9818003405	Memphis Area Teachers’ CU	$50,000.00
9818003437	Utah Community FCU	$52,000.00
9818003509	City B&TC of Moberly	$99,000.00
9818003517	City B&TC of Moberly	$99,000.00
9818003525	First Personal Bank	$99,000.00
9818003533	First Personal Bank	$99,000.00
9818003581	Empire Bank	$99,000.00
9818003589	Empire Bank	$99,000.00
9818003701	Third NB of Sedalia	$99,000.00
9818003693	Third NB of Sedalia	$99,000.00
9818001453	Whatcom Educational CU	$99,000.00
9818001445	Whatcom Educational CU	$99,000.00
9818001437	Whatcom Educational CU	$51,000.00
9818001493&1501&1509	Sharonview FCU	$248,000.00
9818001605	Sunwest Educational CU	$50,000.00
9818001597	Sunwest Educational CU	$99,000.00
9818001589	Sunwest Educational CU	$99,000.00
9818001581	Bay FCU	$99,000.00
9818001957	Dallas Federal Credit Union	$99,000.00
9818001973	Hoosier Hills CU	$99,000.00
9818001989	E Federal Credit Union	$99,000.00
9818004701	Needmore Ranch II, Ltd.	$99,000.00
9818002061	First National Bank	$99,000.00
9818004205	Western Commerce Bank	$27,000.00
9818004197	Western Commerce Bank	$99,000.00
9818004189	Western Commerce Bank	$99,000.00
9818002285	Education First FCU	$99,000.00
9818002277	Fulton Teachers Credit Union	$100,000.00
9818002421	NASA FCI	$99,000.00
9818002445	First National Bank	$99,000.00
9818004261	Bank of Marion	$99,000.00
9818002453	Vons Employees CU	$50,000.00
9818002493	Warren FCU	$52,000.00
9818002477	Warren FCU	$99,000.00
9818002485	Warren FCU	$99,000.00
9818002557	Ozarks FS & LA	$99,000.00
9818002613	Canton School EFCU	$99,000.00
9818002573	Beacon Federal Credit Union	$99,000.00

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Certificate Number	Company/Depositor	Principal Balance
9818002565	Day Air CU	$99,000.00
9818002829	Fedcom CU	$99,000.00
9818003029	First Service CU	$99,000.00
9818003101	ComTrust FCU	$51,000.00
9818003093	ComTrust FCU	$99,000.00
9818003085	ComTrust FCU	$99,000.00
9818003205	Ledge Light FCU	$99,000.00
9818003229	Greater Springfield Credit Union	$51,000.00
9818003221	Greater Springfield Credit Union	$99,000.00
9818003213	Greater Springfield Credit Union	$99,000.00
9818003325	First International Bank	$99,000.00
9818003389	Bayou FCU	$99,000.00
9818003421	Idaho Independent Bank	$99,000.00
9818003469	Idaho Independent Bank	$99,000.00
9818003541	South Jersey FCU	$99,000.00
9818003605	Bank of Oak Ridge	$72,000.00
9818003597	Bank of Oak Ridge	$99,000.00
9818004693	Central Minnesota CU	$99,000.00
9818004533	Mackinac Savings Bank, FSB	$82,000.00
9818004541	Mackinac Savings Bank, FSB	$82,000.00
9818004549	Mackinac Savings Bank, FSB	$82,000.00
9818004517	Connex CU	$55,000.00
9818004525	Connex CU	$99,000.00
9818001405	Vons Employees CU	$99,000.00
9818001365	Grand Bank	$99,000.00
9818001373	Grand Bank	$99,000.00
9818004581	FNB Fiduciary Nominee, Inc	$50,000.00
9818004589	FNB Fiduciary Nominee, Inc	$99,000.00
9818004597	FNB Fiduciary Nominee, Inc	$99,000.00
9818001429	First South CU	$50,000.00
9818001421	First South CU	$99,000.00
9818001413	First South CU	$99,000.00
9818001477	Commercial Bank	$99,000.00
9818003789	Bank Atlantic	$50,000.00
9818003773	Bank Atlantic	$99,000.00
9818003781	Bank Atlantic	$99,000.00
9818004629	Black Hills FCU	$42,000.00
9818004613	Black Hills FCU	$99,000.00
9818004621	Black Hills FCU	$99,000.00
9818001517	Commercial Bank	$99,000.00
9818001525&1533&1541	Northwest Community CU	$245,000.00
9818001549	Commercial Bank	$50,000.00
9818003813	Great River Community CU	$99,000.00
9818001613	Martinsville Dupont Employees CU	$99,000.00
9818001621	Martinsville Dupont Employees CU	$99,000.00
9818003861	Wheatland Bank	$52,000.00
9818003845	Wheatland Bank	$99,000.00
9818003853	Wheatland Bank	$99,000.00

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Certificate Number	Company/Depositor	Principal Balance
9818003949	First Commercial Bank	$95,000.00
9818001661	Great River Federal CU	$99,000.00
9818004645	Horizon One Federal Credit Union	$99,000.00
9818003957	The Eastman National Bank of Newkirk	$99,000.00
9818003909	Falls City National Bank	$99,000.00
9818003981	The Business Bank of St. Louis	$52,000.00
9818003965	The Business Bank of St. Louis	$99,000.00
9818003973	The Business Bank of St. Louis	$99,000.00
9818001693	Kane County Teachers CU	$50,000.00
9818001701	Kane County Teachers CU	$99,000.00
9818001709	Kane County Teachers CU	$99,000.00
9818001829	Sandia Area FCU	$99,000.00
9818001821	Sandia Area FCU	$99,000.00
9818001837	Sandia Area FCU	$50,000.00
9818001773	Sunflower Bank, NA	$99,000.00
9818001885	Utah Community FCU	$98,000.00
9818001893	Utah Community FCU	$99,000.00
9818001845	First NB of Bosque County	$99,000.00
9818001853	Vons Employees CU	$99,000.00
9818004077	The Eastman National Bank of Newkirk	$99,000.00
9818002069	FWCJUA, Inc.	$50,000.00
9818002077	FWCJUA, Inc.	$57,000.00
9818002093	Laredo FCU	$99,000.00
9818002205&2197	MidUSA Credit Union	$150,000.00
9818002245	Achieva Credit Union	$51,000.00
9818002213	The Central Trust Bank	$99,000.00
9818002221	The Central Trust Bank	$99,000.00
9818002229	Achieva Credit Union	$99,000.00
9818002237	Achieva Credit Union	$99,000.00
9818002269	Smart Financial CU	$99,000.00
9818004733	Signature Bank	$51,000.00
9818004725	Signature Bank	$99,000.00
9818004717	Signature Bank	$99,000.00
9818002549	Chattanooga Area Schools FCU	$99,000.00
9818002523	California Republic Bank	$99,000.00
9818002525	California Republic Bank	$99,000.00
9818002541	California Republic Bank	$47,000.00
9818004741	METCALF BANK	$99,000.00
9818004749	METCALF BANK	$99,000.00
9818002629	Cherokee Strip Credit Union	$99,000.00
9818004757	First National Bank of St. Louis	$99,000.00
9818004765	First National Bank of St. Louis	$99,000.00
9818002621	Cherokee Strip Credit Union	$99,000.00
9818002637	Cherokee Strip Credit Union	$52,000.00
9818002837	First Savings Bank	$99,000.00
9818002885	Shell New Orleans FCU	$99,000.00
9818002941	Summit Bank	$51,000.00
9818002925	Summit Bank	$99,000.00

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Certificate Number	Company/Depositor	Principal Balance
9818002933	Summit Bank	$99,000.00
9818003077	NET Federal Credit Union	$99,000.00
9818003117	E Federal Credit Union	$99,000.00
9818003125	Preferred FCU	$99,000.00
9818003157	The Bank of Tampa	$50,000.00
9818003149	The Bank of Tampa	$99,000.00
9818003134	The Bank of Tampa	$99,000.00
9818003245	Ledge Light FCU	$50,000.00
9818003237	Ledge Light FCU	$99,000.00
9818003285	Ukrainian Selfreliance Michigan FCU	$99,000.00
9818003293	Ukrainian Selfreliance Michigan FCU	$99,000.00
9818003301	Kellogg Community FCU	$99,000.00
9818003397	Sunflower Bank, NA	$99,000.00
9818003429	Safeway Federal Credit Union	$99,000.00
9818003461	Ent Federal Credit Union	$50,000.00
9818003445	Ent Federal Credit Union	$99,000.00
9818003453	Ent Federal Credit Union	$99,000.00
9818003477	Waterbury Connection Teacher FCU	$99,000.00
9818003501	C E S C U	$51,000.00
9818003493	C E S C U	$99,000.00
9818003485	C E S C U	$99,000.00
9818004453	Fox Communities CU	$99,000.00
9818003557	Community National Bank	$99,000.00
9818003549	South Jersey FCU	$99,000.00
9818003573	Waterbury Telephone FCU	$99,000.00
9818003637	Fort Sill Federal Credit Union	$50,000.00
9818003629	Fort Sill Federal Credit Union	$99,000.00
9818003621	Fort Sill Federal Credit Union	$99,000.00
9818003661	Community Bank & Trust	$51,000.00
9818003653	Community Bank & Trust	$99,000.00
9818003645	Community Bank & Trust	$99,000.00
9818003733	U.S. Employees CU	$99,000.00
9818002157	Boulevard FCU	$99,000.00
9818003765	US Employees OC FCU	$99,000.00
9818004485	Municipal Trust & Savings Bank	$50,000.00
9818004477	Municipal Trust & Savings Bank	$99,000.00
9818004469	Municipal Trust & Savings Bank	$99,000.00
9818003869	First Financial Bank, NA	$80,000.00
9818003877	First Financial Bank, NA	$80,000.00
9818003885	First Financial Bank, NA	$80,000.00
9818003901	Security Bank & Trust Company	$99,000.00
9818003941	First Commercial Bank	$95,000.00
9818003933	Southern Security FCU	$51,000.00
9818003917	Southern Security FCU	$99,000.00
9818003925	Southern Security FCU	$99,000.00
9818004243	Visterra CU	$51,000.00
9818004237	Visterra CU	$99,000.00
9818004245	Visterra CU	$99,000.00

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Certificate Number	Company/Depositor	Principal Balance
9818004277	Consumers Cooperative CU	$50,000.00
9818004261	Consumers Cooperative CU	$99,000.00
9818004269	Consumers Cooperative CU	$99,000.00
9818004301	Dover FCU	$51,000.00
9818004285	Dover FCU	$99,000.00
9818004293	Dover FCU	$99,000.00
9818003317	Michigan Commerce Bank	$99,000.00
9818003309	Michigan Commerce Bank	$99,000.00
9818004325	Postal Federal Community CU	$99,000.00
9818004373	Central Minnesota CU	$51,000.00
9818004365	Central Minnesota CU	$99,000.00
9818004405	First Choice American Commnity FCU	$99,000.00
9818004413	Smart Financial CU	$99,000.00
9818004421	Memphis Area Teachers’ CU	$99,000.00
9818004445	Professional FCU	$50,000.00
9818004429	Professional FCU	$99,000.00
9818004437	Professional FCU	$99,000.00
9818004461	Memphis Area Teacherss CU	$99,000.00
9818004509	Yellowstone Bank	$70,000.00
9818004501	Yellowstone Bank	$80,000.00
9818004493	Yellowstone Bank	$90,000.00
9818004557	First Federal Savings Bank of Twin Falls	$51,000.00
9818004565	First Federal Savings Bank of Twin Falls	$99,000.00
9818004573	First Federal Savings Bank of Twin Falls	$99,000.00
9818004605	Burton State Bank	$99,000.00
9818004637	Goshen, Inc.	$99,000.00
9818004653	Goshen, Inc.	$54,000.00
9818004661	Kirkpatrick Bank	$80,000.00
9818001805	Boone County NB of Columbia	$99,000.00
9818001797	Boone County NB of Columbia	$99,000.00
9818002125	E-Central CU	$99,000.00
9818002189	Horizon Utah FCU	$99,000.00
9818001669&1677&1685	Cooperative Center FCU	$245,000.00
9818002397	Amoco Federal Credit Union	$47,000.00
9818002381	Amoco Federal Credit Union	$99,000.00
9818002389	Amoco Federal Credit Union	$99,000.00
9818002581	Gesa CU	$65,000.00
9818002589	Gesa CU	$90,000.00
9818002597	Gesa CU	$90,000.00
9818002773&2781&2789	Santa Cruz County Bank	$249,000.00
9818002797	Port Arthur Teachers FCU	$99,000.00
9818002861	My Community FCU	$99,000.00
9818002877	My Community FCU	$51,000.00
9818002869	My Community FCU	$99,000.00
9818002901	Community Bank	$99,000.00
9818002909	Community Bank	$99,000.00
9818002965	Members Alliance CU	$99,000.00
9818002973	Boulevard FCU	$99,000.00

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Certificate Number	Company/Depositor	Principal Balance
9818003005&3013	AAC Credit Union	$198,000.00
9818003021	Dane County Cu	$99,000.00
9818003045	United Methodist FCU	$99,000.00
9818003189	American Freedom Insurance	$99,000.00
9818003197	American Freedom Insurance	$99,000.00
9818003277	Five County Credit Union	$51,000.00
9818003261	Five County Credit Union	$99,000.00
9818003269	Five County Credit Union	$99,000.00
9818003333	New Century FCU	$99,000.00
9818003381	Heritage Bank of Schaumburg	$51,000.00
9818003365	Heritage Bank of Schaumburg	$99,000.00
9818003373	Heritage Bank of Schaumburg	$99,000.00
9818003413	Honea Cu	$99,000.00
9818003613	The First National Bank of Ottawa	$99,000.00
9818003725	Henrico FCU	$52,000.00
9818003717	Henrico FCU	$99,000.00
9818003709	Henrico FCU	$99,000.00
9818003757	Mid Oregon FCU	$47,000.00
9818003749	Mid Oregon FCU	$99,000.00
9818003741	Mid Oregon FCU	$99,000.00
9818003821	MTC FCU	$51,000.00
9818003829	MTC FCU	$99,000.00
9818003837	MTC FCU	$99,000.00
9818003805	Education First FCU	$51,000.00
9818003797	Education First FCU	$99,000.00
9818003997	First National Bank of Dwight	$99,000.00
9818004069	First Colony Bank of Florida	$51,000.00
9818004061	First Colony Bank of Florida	$99,000.00
9818004053	First Colony Bank of Florida	$99,000.00
9818004045	First National Bank of Griffin	$50,000.00
9818004037	First National Bank of Griffin	$99,000.00
9818004029	First National Bank of Griffin	$99,000.00
9818004085	Western Division Federal Credit Union	$99,000.00
9818004093	Western Division Federal Credit Union	$99,000.00
9818004229	Sea West Coast Guard FCU	$50,000.00
9818004213	Sea West Coast Guard FCU	$99,000.00
9818004221	Sea West Coast Guard FCU	$99,000.00
9818004309	Boulder Dam CU	$99,000.00
9818004317	United Consumers CU	$99,000.00
9818004349	Edison National Bank	$52,000.00
9818004333	Edison National Bank	$99,000.00
9818004341	Edison National Bank	$99,000.00
9818004381	Healthcare Employees FCU	$51,000.00
9818004389	Healthcare Employees FCU	$99,000.00
9818004397	Healthcare Employees FCU	$99,000.00
9818004685	Heritage FCU	$47,000.00
9818004669	Heritage FCU	$99,000.00
9818004677	Heritage FCU	$99,000.00

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

Certificate Number	Company/Depositor	Principal Balance
9818004709	Cooperative Teachers Credit Union	$99,000.00
9818003989	Spirit of Alaska FCU	$99,000.00
9818004117	Pioneer Bank	$51,000.00
9818004101	Pioneer Bank	$99,000.00
9818004109	Pioneer Bank	$99,000.00
9818004149	Kenney Bank and Trust	$50,000.00
9818004133	Kenney Bank and Trust	$99,000.00
9818004141	Kenney Bank and Trust	$99,000.00
9818004181	Patriots FCU	$99,000.00
9818004357	Bank of Marion	$99,000.00
9818002309	The First State Bank	$99,000.00
9818002645	Honea CU	$99,000.00
9818003565	FedFinancial FCU	$99,000.00
9818003893	The First National Bank of Ottawa	$99,000.00
9818004021	Pacific Marine CU	$52,000.00
9818004005	Pacific Marine CU	$99,000.00
9818004021	Pacific Marine CU	$99,000.00
9818004125	FNBT.COM BANK	$99,000.00
9818004165	FNBT.COM BANK	$51,000.00
9818004157	FNBT.COM BANK	$99,000.00
9818004173	Patriots FCU	$99,000.00
		$27,888,000.00

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

EXHIBIT 2.3A
FINAL LEGAL NOTICE
Claiming Requirements for Deposits
Under 12 U.S.C. 1822(e)
[Date]
[Name of Unclaimed Depositor]
[Address of Unclaimed Depositor]
[Anytown, USA]

Subject:	[XXXXX — Name of Bank City, State] — In Receivership
Dear [Sir/Madam]:
          As you may know, on [Date: Closing Date], the [Name of Bank (“The Bank”)] was closed and the Federal Deposit Insurance Corporation (“FDIC”) transferred [The Bank’s] accounts to [Name of Acquiring Institution].
          According to federal law under 12 U.S.C., 1822(e), on [Date: eighteen months from the Closing Date], [Name of Acquiring Institution] must transfer the funds in your account(s) back to the FDIC if you have not claimed your account(s) with [Name of Acquiring Institution]. Based on the records recently supplied to us by [Name of Acquiring Institution], your account(s) currently fall into this category.
          This letter is your formal Legal Notice that you have until [Date: eighteen months from the Closing Date], to claim or arrange to continue your account(s) with [Name of Acquiring Institution]. There are several ways that you can claim your account(s) at [Name of Acquiring Institution]. It is only necessary for you to take any one of the following actions in order for your account(s) at [Name of Acquiring Institution] to be deemed claimed. In addition, if you have more than one account, your claim to one account will automatically claim all accounts:
1.	Write to [Name of Acquiring Institution] and notify them that you wish to keep your account(s) active with them. Please be sure to include the name of the account(s), the account number(s), the signature of an authorized signer on the account(s), name, and address. [Name of Acquiring Institution] address is:
[123 Main Street
Anytown, USA]
2.	Execute a new signature card on your account(s), enter into a new deposit agreement with [Name of Acquiring Institution], change the ownership on your account(s), or renegotiate the terms of your certificate of deposit account(s) (if any).

3.	Provide [Name of Acquiring Institution] with a change of address form.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

4.	Make a deposit to or withdrawal from your account(s). This includes writing a check on any account or having an automatic direct deposit credited to or an automatic withdrawal debited from an account.
          If you do not want to continue your account(s) with [Name of Acquiring Institution] for any reason, you can withdraw your funds and close your account(s). Withdrawing funds from one or more of your account(s) satisfies the federal law claiming requirement. If you have time deposits, such as certificates of deposit, [Name of Acquiring Institution] can advise you how to withdraw them without being charged an interest penalty for early withdrawal.
          If you do not claim ownership of your account(s) at [Name of Acquiring Institution by Date: eighteen months from the Closing Date] federal law requires [Name of Acquiring Institution] to return your deposits to the FDIC, which will deliver them as unclaimed property to the State indicated in your address in the Failed Institution’s records. If your address is outside of the United States, the FDIC will deliver the deposits to the State in which the Failed Institution had its main office. 12 U.S.C. § 1822(e). If the State accepts custody of your deposits, you will have 10 years from the date of delivery to claim your deposits from the State. After 10 years you will be permanently barred from claiming your deposits. However, if the State refuses to take custody of your deposits, you will be able to claim them from the FDIC until the receivership is terminated. If you have not claimed your insured deposits before the receivership is terminated, and a receivership may be terminated at any time, all of your rights in those deposits will be barred.
          If you have any questions or concerns about these items, please contact [Bank Employee] at [Name of Acquiring Institution] by phone at [(XXX) XXX-XXXX].
Sincerely,
[Name of Claims Specialist]
[Title]

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

EXHIBIT 2.3B
AFFIDAVIT OF MAILING
AFFIDAVIT OF MAILING
State of
COUNTY OF
I am employed as a [Title of Office] by the [Name of Acquiring Institution].
This will attest that on [Date of mailing], I caused a true and correct copy of the Final Legal Notice, attached hereto, to owners of unclaimed deposits of [Name of Failed Bank], City, State, to be prepared for deposit in the mail of the United States of America on behalf of the Federal Deposit Insurance Corporation. A list of depositors to whom the notice was mailed is attached. This notice was mailed to the depositor’s last address as reflected on the books and records of the [Name of Failed Bank] as of the date of failure.

[Name]
[Title of Office]
[Name of Acquiring Institution]
Subscribed and sworn to before me this                     day of [Month, Year].
My commission expires:

[Name], Notary Public

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

EXHIBIT 3.2(c)
VALUATION OF CERTAIN
QUALIFIED FINANCIAL CONTRACTS
A.	Scope

Interest Rate Contracts — All interest rate swaps, forward rate agreements, interest rate futures, caps, collars and floors, whether purchased or written.

Option Contracts — All put and call option contracts, whether purchased or written, on marketable securities, financial futures, foreign currencies, foreign exchange or foreign exchange futures contracts.

Foreign Exchange Contracts — All contracts for future purchase or sale of foreign currencies, foreign currency or cross currency swap contracts, or foreign exchange futures contracts.

B.	Exclusions

All financial contracts used to hedge assets and liabilities that are acquired by the Assuming Institution but are not subject to adjustment from Book Value.

C.	Adjustment

The difference between the Book Value and market value as of the Bank Closing Date.

D.	Methodology
1.	The price at which the Assuming Institution sells or disposes of Qualified Financial Contracts will be deemed to be the fair market value of such contracts, if such sale or disposition occurs at prevailing market rates within a predefined timetable as agreed upon by the Assuming Institution and the Receiver.

2.	In valuing all other Qualified Financial Contracts, the following principles will apply:
(i)	All known cash flows under swaps or forward exchange contracts shall be present valued to the swap zero coupon interest rate curve.

(ii)	All valuations shall employ prices and interest rates based on the actual frequency of rate reset or payment.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

(iii)	Each tranche of amortizing contracts shall be separately valued. The total value of such amortizing contract shall be the sum of the values of its component tranches.

(iv)	For regularly traded contracts, valuations shall be at the midpoint of the bid and ask prices quoted by customary sources (e.g., The Wall Street Journal, Telerate, Reuters or other similar source) or regularly traded exchanges.

(v)	For all other Qualified Financial Contracts where published market quotes are unavailable, the adjusted price shall be the average of the bid and ask price quotes from three (3) securities dealers acceptable to the Receiver and Assuming Institution as of the Bank Closing Date. If quotes from securities dealers cannot be obtained, an appraiser acceptable to the Receiver and the Assuming Institution will perform a valuation based on modeling, correlation analysis, interpolation or other techniques, as appropriate.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

EXHIBIT 4.13
INTERIM ASSET SERVICING ARRANGEMENT
     This Interim Asset Servicing Arrangement is made pursuant to and as of the date of that certain Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”) among the Receiver, the Assuming Institution and the Corporation, to which this Arrangement is attached. Capitalized terms used and not otherwise defined in this Exhibit 4.13 shall have the meanings assigned to such terms in the Agreement.
     (a) With respect to each asset or liability designated from time to time by the Receiver to be serviced by the Assuming Institution pursuant to this Interim Asset Servicing Arrangement (the “Arrangement”), including any assets or liabilities sold or conveyed by the Receiver to any party other than the Assuming Institution (any such party, a “Successor Owner”) but with respect to which the Receiver has an obligation to service or provide servicing support (such assets and liabilities, the “Pool Assets”), during the term of this Arrangement the Assuming Institution shall, with respect to the Pool Assets:
          (i) promptly post and apply payments received to the applicable system of record;
          (ii) reverse and return insufficient funds checks;
          (iii) pay (A) participation payments to participants in Loans, as and when received; (B) tax and insurance bills, as they come due, out of any escrow funds maintained for such purposes; and (C) unfunded commitments and protective advances out of any escrow funds created for such purposes;
          (iv) process funding draws under Loans and protective advances in connection with collateral and acquired property, in each case, as and to the extent authorized and funded by the Receiver;
          (v) maintain in use all data processing equipment and systems and other systems of record on which any activity with respect to any Pool Assets are, or prior to the Bank Closing Date, were, recorded, and maintain all historical data on any such systems as of the Bank Closing Date and not, without the express consent of the Receiver (which consent must be sought at least sixty (60) days prior to taking any action), deconvert, remove, transfer or otherwise discontinue use of any of the Failed Bank’s systems of record with respect to any Pool Asset;
          (vi) maintain accurate records reflecting (A) payments received by the Assuming Institution, (B) information received by the Assuming Institution concerning changes in the address or identity of any Obligor and (C) other servicing actions taken by the Assuming Institution, including checks returned for insufficient funds;

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

          (vii) send (A) billing statements to Obligors on Pool Assets (to the extent that such statements were sent by the Failed Bank or as are requested by the Receiver) and (B) notices to Obligors who are in default on Loans (in the same manner as the Failed Bank or as are requested by the Receiver);
          (viii) employ a sufficient number of qualified employees to provide the services required to be provided by the Assuming Institution pursuant to this Arrangement (with the number and qualifications of such employees to be not less than the number and qualifications of employees employed by the Failed Bank to perform such functions as of the Bank Closing Date);
          (ix) hold in trust any Credit Files and any servicing files in the possession or on the premises of the Assuming Institution for the Receiver or the Successor Owner (as applicable) and segregate from the other books and records of the Assuming Institution and appropriately mark such Credit Files and servicing files to clearly reflect the ownership interest of the Receiver or the successor owner (as applicable);
          (x) send to the Receiver (indicating closed bank name and number), Attn: Interim Servicing Manager, at the email address provided in Section 13.6 of the Purchase and Assumption Agreement, or to such other person at such address as the Receiver may designate, via overnight delivery: (A) on a weekly basis, weekly reports, including, without limitation, reports reflecting collections and trial balances, and (B) any other reports, copies or information as may be requested from time to time by the Receiver, including, if requested, copies of (1) checks or other remittances received, (2) insufficient funds checks returned, (3) checks or other remittances for payment to participants or for taxes, insurance, funding advances and protective advances, (4) pay-off requests, and (5) notices to defaulted Obligors;
          (xi) remit on a weekly basis to the Receiver (indicating closed bank name and number), Attn: DRR Cashier Unit, Business Operations Support Branch, in the same manner as provided in paragraph (a)(x), via wire transfer to the account designated by the Receiver, or to such other person at such other address and/or account as the Receiver may designate, all payments received;
          (xii) prepare and timely file all information reports with appropriate tax authorities, and, if requested by the Receiver, prepare and file tax returns and remit taxes due on or before the due date;
          (xiii) provide and furnish such other services, operations or functions, including, without limitation, with regard to any business, enterprise or agreement which is a Pool Asset, as may be requested by the Receiver;
          (xiv) establish a custodial account for the Receiver and for each successor owner at the Assuming Institution, each of which shall be interest bearing, titled in the name of Assuming Institution, in trust for the Receiver or the successor owner (as applicable), in each case as the owner, and segregate and hold all funds collected and received with respect to the Pool Assets separate and apart from any of the Assuming Institution’s own funds and general assets; and

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

          (xv) no later than the end of the second Business Day following receipt thereof, deposit into the applicable custodial account and retain therein all funds collected and received with respect to the Pool Assets.
Notwithstanding anything to the contrary in this Exhibit, the Assuming Institution shall not be required to initiate litigation or other collection proceedings against any Obligor or any collateral with respect to any defaulted Loan. The Assuming Institution shall promptly notify the Receiver, at the address referred to above in paragraph (a)(x), of any claims or legal actions regarding any Pool Asset.
     (b) In consideration for the provision of the services provided pursuant to this Arrangement, the Receiver agrees to reimburse the Assuming Institution for actual, reasonable and necessary expenses incurred in connection with the performance of its duties pursuant to this Arrangement, including expenses of photocopying, postage and express mail, data processing and amounts paid for employee services (based upon the number of hours spent performing servicing duties).
     (c) The Assuming Institution shall provide the services described herein for a term of up to three hundred sixty-five (365) days after the Bank Closing Date. The Receiver may terminate the Arrangement at any time upon not less than sixty (60) days notice to the Assuming Institution without any liability or cost to the Receiver other than the fees and expenses due to the Assuming Institution as of the termination date pursuant to paragraph (b) above.
     (d) At any time during the term of this Arrangement, the Receiver may, upon not less than thirty (30) days prior written notice to the Assuming Institution, remove one or more Pool Assets, and at the time of such removal the Assuming Institution’s responsibility with respect thereto shall terminate.
     (e) At the expiration of this Arrangement or upon the termination of the Assuming Institution’s responsibility with respect to any Pool Asset pursuant to paragraph (d) hereof, the Assuming Institution shall:
     (i) deliver to the Receiver (or its designee) all of the Credit Documents and records relating to the Pool Assets; and
     (ii) cooperate with the Receiver to facilitate the orderly transition of managing the Pool Assets to the Receiver or its designees (including, without limitation, its contractors and persons to which any Pool Assets are conveyed).
     (f) At the request of the Receiver, the Assuming Institution shall perform such transitional services with regard to the Pool Assets as the Receiver may request. Transitional services may include, without limitation, assisting in any due diligence process deemed necessary by the Receiver and providing to the Receiver and its designees (including, without limitation, its contractors and any actual or potential successor owners) (i) information and data regarding the Pool Assets, including, without limitation, system reports and data downloads sufficient to transfer the Pool Assets to another system or systems and to facilitate due diligence

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011

by actual and potential successor owners, and (ii) access to employees of the Assuming Institution involved in the management of, or otherwise familiar with, the Pool Assets.
     (g) Until such time as the Arrangement expires or is terminated, without limitation of its obligations set forth above or in the Purchase and Assumption Agreement and without any additional consideration (other than that set forth in paragraph (b) above), the Assuming Institution shall provide the Receiver and its designees (including, without limitation, its contractors and actual and potential successor owners) with the following, as the same may be requested:
     (i) access to and the ability to obtain assistance and information from personnel of the Assuming Institution, including former personnel of the Failed Bank and personnel of third party consultants;
     (ii) access to and the ability to use and download information from data processing systems and other systems of record on which information regarding Pool Assets or any assets transferred to or liabilities assumed by the Assuming Institution is stored or maintained (regardless of whether information with respect to other assets or liabilities is also stored or maintained thereon); and
     (iii) access to and the ability to use and occupy office space (including parking facilities and vault space), facilities, utilities (including local telephone service and facsimile machines), furniture, equipment (including photocopying and facsimile machines), and technology and connectivity (including email accounts, network access and technology resources such as shared drives) in the Bank Premises occupied by the Assuming Institution.

Module 1 — Whole Bank w/ Optional Shared Loss Agreements	First Peoples Bank
Version 3.1.1 — Purchase and Assumption Agreement	Port St. Lucie, Florida
April 27, 2011